                                                                    Exhibit 10.7
                          LOAN AND SECURITY AGREEMENT

                                    between
                     ALL SEASONS RESORTS, INC., as Borrower
                                      and
                     CONTITRADE SERVICES L.L.C., as Lender

                           dated as of July 13, 1995

                               TABLE OF CONTENTS

                                   ARTICLE I
                                  DEFINITIONS

1.1    Certain Defined Terms...............................................  1
1.2    Accounting Terms....................................................  9
1.3    Other Definitional Provisions.......................................  9

                                  ARTICLE II
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1    Representations and Warranties Relating to Borrower................  10
       A.  Formation, Powers and Good Standing............................  10
       B.  Authorization of Borrowing.....................................  10
       C.  Financial Condition............................................  11
       D.  Material Adverse Changes.......................................  11
       E.  Title to Properties; Liens.....................................  11
       F.  Litigation; Adverse Facts......................................  12
       G.  Payment of Taxes...............................................  12
       H.  Other Agreements, Performance..................................  12
       I.  Governmental Regulation........................................  13
       J.  Borrower's Securities Activities...............................  13
       K.  Employee Benefit Plans.........................................  13
       L.  Disclosure.....................................................  13
       M.  Compliance with State Law......................................  13
       N.  Place of Business..............................................  14
2.2    Borrower's Representations and Warranties as to Mortgage Loans.....  14

                                  ARTICLE III
                         BORROWING AND REPAYMENTS; NOTE

3.1    Commitment Letter..................................................  21
3.2    Certifications; Advances...........................................  21
       A.  Certifications.................................................  21
       B.  Advances.......................................................  21
3.3    Note; Interest.....................................................  22
       A.  Note...........................................................  22
       B.  Rate of Interest...............................................  22
       C.  Interest Payments..............................................  22
       D.  Default Interest...............................................  22
       E.  Computation of Interest........................................  22
3.4    Prepayments and Payments...........................................  22
       A.  Monthly Payment of Principal...................................  22
       B.  Repayment......................................................  23
       C.  Manner and Time of Payment.....................................  23
       D.  Payments on Non-Business Days..................................  23
       E.  Prepayment.....................................................  23


      A.  Distributions.............................................  23
      B.  Payments Credited to Borrower.............................  24

                                   ARTICLE IV
                           CONDITIONS TO THE ADVANCES

4.1   Conditions to the Effective Date and to the Initial Advance...  25
4.2   Conditions to All Advances....................................  26

                                   ARTICLE V
                                    SECURITY

5.1   Grant of Security Interest....................................  28
5.2   Lockbox Account...............................................  28
5.3   Lender Appointed Attorney-in-Fact.............................  29
5.4   Security for Obligations......................................  29
5.5   Substitute Mortgage Loans.....................................  29
5.6   Original Mortgage Note........................................  30

                                   ARTICLE VI
                             COVENANTS OF BORROWER

6.1   Financial Statements and Other Reports........................  31
6.2   Existence, Franchises.........................................  33
6.3   Payment of Taxes and Claims...................................  33
6.4   Inspection....................................................  34
6.5   Compliance with Laws..........................................  34
6.6   Restriction on Fundamental Changes; Non-Competition...........  34
6.7   Financial Covenants...........................................  34
      A.  Tangible Net Worth........................................  34
      B.  Indebtedness Ratio........................................  35
6.8   Notice of Change in Organizational Documents..................  35
6.9   Further Assurances............................................  35
6.10  Use of Proceeds...............................................  35
6.11  Independence of Covenants.....................................  35
6.12  Servicing of the Mortgage Loans...............................  35
6.13  Mortgage Payments Received by Borrower........................  36
6.14  Events of Default.............................................  37
6.15  Dividends; Bonuses............................................  37
6.16  No Liens......................................................  37

                                  ARTICLE VII
                               EVENTS OF DEFAULT

7.1   Events of Default.............................................  38
      A. Failure to Make Payments When Due..........................  38
      B. Default in Other Agreements................................  38
      C. Breach of Covenants........................................  38
      D. Breach of Warranty.........................................  38
      E. Other Defaults.............................................  39

      F.  Involuntary Bankruptcy, Appointment of Receiver...........  39
      G.  Voluntary Bankruptcy, Appointment of Receiver.............  39
      H.  Judgments and Attachments.................................  39
      I.  Dissolution...............................................  40
      J.  Failure of Security Interest..............................  40
      K.  Material Change...........................................  40
7.2   Application of Proceeds.......................................  42

                                 ARTICLE VIII
                                 MISCELLANEOUS


8.1   Expenses......................................................  44
8.2   Indemnity by Borrower.........................................  44
      A.  Indemnification by Borrower...............................  44
      B.  Claims....................................................  45
8.3   Amendments and Waivers........................................  45
8.4   Notices.......................................................  45
8.5   Attorneys' Fees...............................................  45
8.6   Survival of Warranties and Certain Agreements.................  46
      A.  Agreement.................................................  46
      B.  Termination...............................................  46
8.7   Failure or Indulgence Not Waiver; Remedies Cumulative.........  46
8.8   Severability..................................................  46
8.9   Headings......................................................  46
8.10  Applicable Law................................................  46
8.11  Successors and Assigns: Subsequent Holders of Note............  46
8.12  Counterparts; Effectiveness...................................  47

EXHIBITS

Exhibit A    Form of Compliance Certificate
Exhibit B    Form of Promissory Note
Exhibit C    Form of Lender's Incumbency Certificate
Exhibit D    Borrower's Officer's Certificates
Exhibit E    Form of Mortgage and Mortgage Note
Exhibit F    Borrower's Wire Instructions
Exhibit G    Litigation Matters
Exhibit H    Borrower's Underwriting Guidelines
Exhibit I    Form of Servicing Report

Schedule A   Affiliates of Borrower

                          LOAN AND SECURITY AGREEMENT

     This LOAN AND SECURITY AGREEMENT (the "Agreement") is dated as of the date set forth on the cover page hereof between ALL SEASONS RESORTS, INC., an Arizona corporation ("Borrower") and CONTITRADE SERVICES L.L.C., a Delaware limited liability company ("Lender").

                                    RECITALS
                                    --------

     A. Borrower desires to finance originations and purchases of certain mortgage loans, each secured by an interest in real property at one of the Resorts (each, the "Timeshare Estate"). Lender desires to provide financing to Borrower to enable Borrower to finance the originations and purchases of such timeshare mortgage loans.

     B. The timeshare mortgage loans pledged by Borrower to Lender shall be held by LaSalle National Trust, N.A. ("Custodian").

     NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   AGREEMENT
                                   ---------

                                   ARTICLE I
                                   ---------
                                  DEFINITIONS
                                  -----------

1.1  Certain Defined Terms.
     ---------------------

     The following terms used in this Agreement shall have the following meanings:

     "Advance" means an amount, not less than $150,000, advanced by Lender to
      -------
Borrower pursuant to Section 3.2.B.

     "Advance Date" means the date of an Advance, which date shall be two
      ------------
Business Days after Lender's receipt of Borrower's request for an Advance. No more than one Advance Date shall occur in any week.

     "Advance Maturity Date" means July 13, 1996, as such date may be extended
      ---------------------
by Lender in its sole discretion by notice to be delivered to Borrower not later than sixty (60) days prior to such date.

     "Affiliate" means a Person (i) which directly or indirectly through one or
      ---------
more intermediaries controls, or is controlled by, or is under common control with, Borrower or Lender; or (ii) five percent or more of the voting stock or equity interest of which is beneficially owned or held by Borrower or Lender.

     "Agreement" means this Loan and Security Agreement dated as of the date set
      ---------
forth on the cover page hereof, as it may from time to time be supplemented, modified or amended.

     "Business Day" means any day other than (a) a Saturday, Sunday or other day
      ------------
on which banks located in the City of New York, New York are authorized or obligated by law or executive order to be closed, or (b) any day on which Lender is closed for business.

     "Capital Lease" means, as applied to any Person, any lease of any property
      -------------
(whether real, personal or mixed) by that Person as lessee which would, in conformity with GAAP, be required to be accounted for as a capital lease on a balance sheet of that Person (i.e.; not an operating lease in conformity with GAAP).

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Collateral" means any Mortgage Loans, including, without limitation, the
      ----------
contractual right to service such Mortgage Loans and any subservicing agreement with respect to such Mortgage Loans, whose pledge by Borrower to Lender is accepted by Lender, in Lender's sole discretion, and all proceeds thereof.

     "Collection Account" means the account created, maintained and denominated
      ------------------
as such pursuant to the Custodial Agreement.

     "Collection Period" means, with respect to each Distribution Date, the
      -----------------
preceding calendar month until the Note shall be paid in full.

     "Commitment Letter" means the letter agreement between ContiFinancial
      -----------------
Services Corporation and Borrower dated as of the date hereof, as the same may be amended or supplemented from time to time.

     "Compliance Certificate" means a certificate substantially in the form of
      ----------------------
Exhibit A hereto delivered to Lender by Borrower pursuant to subsection (iii) of
Section 6.1.

     "Contingent Obligation" means, as applied to any Person, any contingent or
      ---------------------
indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise liable, including, without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet item, level of income or other financial condition of the obliger of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

     "Contractual Obligation" means, as applied to any Person, a provision of
      ----------------------
any agreement issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it is or any of its properties is bound or to which it or any of its properties is subject.

     "Custody Agreement" means the Custody Agreement dated as of the date hereof
      -----------------
among Lender, Borrower and Custodian, as may be amended from time to time.

     "Current Principal Amount" means, with respect to any Distribution Date,
      ------------------------
other than the Advance Maturity Date, and the related Collection Period, an amount equal to the sum of:

          (i) the aggregate of the respective portions of Monthly P&I allocable to principal actually collected from Mortgagors during such Collection Period, and

          (ii) the aggregate of the respective portions of Prepayments allocable to principal of the related Mortgage Loans received during such Collection Period.

On the Advance Maturity Date, the Current Principal Amount shall be an amount equal to the outstanding Principal Amount of the Note.

     "Defective Mortgage Loan" has the meaning set forth in Section 5.5 hereof.
      -----------------------

     "Distribution Date" means the 15th day of each calendar month or, if such
      -----------------
date is not a Business Day, the next succeeding Business Day, until the Note is paid in full.

     "Documents" means this Agreement, the Guaranty, the Custody Agreement, the
      ---------
Pledge Agreement, the Subservicing Agreement and the Commitment Letter.

     "Dollar" means lawful currency of the United States of America.
      ------

     "Effective Date" means the date on or after which all the conditions set
      --------------
forth in Section 4.1 have been met and this Agreement becomes effective.

     "Eligible Account" means an account that is either (i) maintained with a
      ----------------
depository institution or trust company the long-term unsecured debt obligations of which have credit ratings from a nationally recognized statistical rating organization of the equivalent of "AA" or better, or which is the principal subsidiary of a holding company the long-term unsecured debt obligations of which are so rated or (ii) maintained with a depository institution or trust company the commercial paper or other short-term debt obligations of which have credit ratings from a nationally recognized statistical rating organization at least equal to the equivalent of "A-1" or "P-1" or which is the principal subsidiary of a holding company the commercial paper or other short-term debt obligations of which are so rated; provided, however, that so long as an account
                                   --------  -------
is a trust account maintained with the Custodian, such account is deemed to be an Eligible Account.

     "Employee Benefit Plan" means any pension plan, any employee welfare
      ---------------------
benefit plan, or any other employee benefit plan which is described in Section 3(3) of ERISA and is maintained for employees of Borrower or any ERISA Affiliate.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time, and any successor statute.

     "ERISA Affiliate" means, as applied to any Person, any trade or business
      ---------------
(whether or not incorporated) which is a member of a group of which that Person is a member and is under common control within the meaning of the regulations promulgated under Section 414 of the Internal Revenue Code of 1986.

     "Event of Default" means any of the events set forth in Section 7.1 hereof.
      ----------------

     "GAAP" means generally accepted accounting principles set forth in the
      ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination consistently applied.

     "Guaranty" means any of the separate Guaranties, dated as of the date
      --------
hereof, executed by Gary Hughes and his wife, Sandra Hughes, John Stevens and AVCOM International, Inc. in favor of Lender, as may be amended from time to time.

     "Indebtedness" means, total liabilities in accordance with GAAP.
      ------------

     "LIBOR" means, as of 11:00 a.m. London time on any date of determination,
      -----
the London interbank offered rate for one-month United States dollar deposits as indicated on Telerate page 3750. If LIBOR cannot be so determined, then LIBOR shall mean the rate so quoted on such date and time by the Union Bank of Switzerland.

     "Lien" means any lien, mortgage, pledge, security interest, charge or
      ----
encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     "Lockbox Account" means the segregated account maintained on behalf of
      ---------------
Lender in accordance with Section 5.2A hereof.

     "Lockbox Bank" means a depository institution named by Borrower and
      ------------
acceptable to Lender.

     "Margin Stock" has the meaning assigned to that term in Regulation X of the
      ------------
Board of Governors of the Federal Reserve System as in effect from time to time.

     "Monthly P&I" means, with respect to any Mortgage Loan and any Collection
      -----------
Period, the payment of principal and interest due in such Collection Period pursuant to the related Mortgage Note, determined after giving effect to any Prepayment with respect to such Mortgage Loan made prior to such Collection Period.

     "Mortgage" means an original mortgage, deed of trust or other instrument
      --------
creating a first lien on the Mortgaged Property securing a Mortgage Loan.

     "Mortgage Documents" means, with respect to each Mortgage Loan and each
      ------------------
Mortgagor, the documents listed in clauses (a) through (f) of Section 1.1 of the Custody Agreement.

     "Mortgage Loan" means, as of any date of determination, each loan evidenced
      -------------
by a Mortgage Note and secured by a Mortgage referenced on the Mortgage Loan Schedule which has been pledged by Borrower to Lender and originated in conformity with the Underwriting Guidelines, or has been substituted under
Section 5.5, and has not been released by the Custodian under the terms of the Custody Agreement.

     "Mortgage Loan Documents" means, with respect to each Mortgage Loan and
      -----------------------
each Mortgagor, (i) the related Mortgage Documents, (ii) the original related credit application, if any and (iii) the original related truth-in-lending disclosure statement executed by such Mortgagor.

     "Mortgage Loan Schedule" means the schedule of Mortgage Loans required by
      ----------------------
Section 1.1 of the Custody Agreement.

     "Mortgage Note" means the original note or other instrument of indebtedness
      -------------
evidencing a Mortgage Loan.

     "Mortgaged Property" means the Timeshare Estate which secures a Mortgage
      ------------------
Loan.

     "Mortgagor" means, collectively, the obligor or obligers on a Mortgage
      ---------
Note.

     "Note" means the promissory note executed by Borrower in favor of Lender
      ----
pursuant to Section 3.3 hereof and substantially in the form of Exhibit B hereto.

     "Obligations" means all obligations of every nature of Borrower from time
      -----------
to time owed to Lender under this Agreement.

     "Officer's Certificate" means a certificate executed on behalf of any
      ---------------------
entity by its Chief Executive Officer, President, Executive Vice President, Senior Vice President or Portfolio Manager (each, an "Authorized
Representative").

     "Outstanding" means the amount of an Advance outstanding and payable to the
      -----------
Lender at any time.

     "Outstanding Principal Balance" means, as of any date of determination,
      -----------------------------
with respect to any Mortgage Loan, the amount set forth as the Outstanding Principal Balance of such Mortgage Loan on the Mortgage Loan Schedule, and thereafter as reduced by the amount of principal payments made by the related Mortgagor prior to such date of determination.

     "Permitted Encumbrances" means, as to any Mortgaged Property, those liens
      ----------------------
and encumbrances set forth in the related title insurance policy, which liens and encumbrances are limited to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the related Deed of Trust acceptable to mortgage lending institutions in the area in which the Resort is located, (c) the liens of the appropriate timeshare association and (d) such other matters to which Timeshare Estates are commonly subject and which do not individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the related Deed of Trust.

     "Permitted Investments" means, with respect to the investment of amounts on
      ---------------------
deposit in the Lockbox Account or the Collection Account, any one or more of the following obligations or securities, provided such investment may not mature later than the next succeeding Distribution Date:

          (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

          (b) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by, any depository institution or trust company (including the Trustee) incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by Federal and/or State banking authorities, so long as at the time of such investment or contractual commitment providing for such investment (i) the long-term unsecured debt obligations of such depository institution or trust company (or, in the case of a depository institution that is the principal subsidiary of a holding company, the long-term unsecured debt obligations of such holding company) have credit ratings at least equal to "A" or an equivalent rating by a nationally recognized statistical rating organization or (ii) the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) have credit ratings at least equal to the equivalent of "A-1" or "P-1" or an equivalent rating by a nationally recognized statistical rating organization;

          (c) taxable money market mutual funds with assets under management of at least $500,000,000 that (i) maintain a constant share price of $1 per share net asset value and (ii) are rated in the highest applicable rating category for money market mutual funds by a nationally recognized statistical rating organization.

     "Person" means and includes natural persons, corporations, limited
      ------
partnerships, general partnerships, joint stock companies, limited liability companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "Pledge Agreement" means the Pledge Agreement dated as of the date hereof
      ----------------
among Lender and Sangar Investment Company, L.L.C., as may be amended from time to time.

     "Potential Event of Default" means a condition or event which, after notice
      --------------------------
or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

     "Prepayment" means, with respect to any Mortgage Loan, any of the
      ----------
following: (i) payment by the Mortgagor of the Outstanding Principal Balance plus all accrued interest with respect to such Mortgage Loan in advance of its maturity date, (ii) payment by Borrower to Lender of the principal balance of such Mortgage Loan pursuant to Section 5.5 or (iii) any partial prepayment of principal received from the relevant Mortgagor.

     "Resorts" means the respective land, buildings and appurtenant rights of
      -------
Villas at Poco Diablo, Villas of Sedona, Sedona Springs Resort, Sedona Summit Resort, Sedona Golf and Tennis, Scottsdale Villa Mirage Resort, Tahoe Beach and Ski Club and St. Augustine Beach Club, each as created by a declaration of condominium or similar document recorded in the public records of the county in which such resort is located, or such other resort as Lender may approve, from time to time, in its own discretion.

     "Servicer Report Date" means the tenth day of each month in which a
      --------------------
Distribution Date occurs; provided, however, that, if such tenth day is not a Business Day, the Servicer Report Date shall be the Business Day next preceding such tenth day.

     "Servicing Report" means the servicing report provided by Borrower to
      ----------------
Lender pursuant to Section 6.12(c) hereof, a form of which is attached hereto as
Exhibit I.

     "Subservicer" means Concord Servicing, Inc. or such other subservicer
      -----------
appointed pursuant to the Subservicing Agreement.

     "Subservicing Agreement" means the Subservicing Agreement dated the date
      ----------------------
hereof between Borrower and Subservicer.

     "Substitute Mortgage Loan" means one or more Mortgage Loans substituted for
      ------------------------
one or more Defective Mortgage Loans under Section 5.5 having as of the time of substitution an aggregate Outstanding Principal Balance equal to or greater than the aggregate Outstanding Principal Balance of the Mortgage Loans for which they are being substituted, and (b) otherwise satisfying the requirements of Section 2.2.

     "Tangible Net Worth" means, as of any date of determination, total
      ------------------
stockholders' equity, including but not limited to, the sum of the paid-in capital, retained earnings, and capital stock minus intangibles and treasury stock of Borrower, all as determined in accordance with GAAP.

     "Underwriting Guidelines" means Borrower's underwriting and origination
      -----------------------
criteria as set forth in Exhibit H hereto.

1.2  Accounting Terms.
     ----------------

     For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

1.3  Other Definitional Provisions.
     -----------------------------

     References to "Sections" and "Subsections" shall be to Sections and Subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

                                   ARTICLE II
                                   ----------
                   REPRESENTATIONS, WARRANTIES AND COVENANTS
                   -----------------------------------------

     2.1  Representations and Warranties Relating to Borrower. Borrower
          ---------------------------------------------------
represents, warrants to and covenants with Lender at the time of execution of this Agreement and at the time any Advance is made to Borrower from Lender that:

          A.   Formation, Powers and Good Standing.
               -----------------------------------

          (i) Formation and Powers. Borrower is duly organized, validly existing
              --------------------
and in good standing under the laws of the state of Arizona and has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, and the Borrower has all requisite power and authority to enter into the Documents, to issue the Note and to carry out the transactions contemplated hereby and thereby.

          (ii) Good Standing. Borrower is in good standing wherever necessary to
               -------------
carry on its business and operations, except in jurisdictions in which the failure to be in good standing has and will have no material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower.

          B.   Authorization of Borrowing.
               --------------------------

          (i) Authorization of Borrowing. The execution, delivery and
              --------------------------
performance of the Documents, and the issuance, delivery and payment of the Note, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action by Borrower.

          (ii)  No Conflict. The execution, delivery and performance by Borrower
                -----------
of the Documents and the issuance, delivery and payment of the Note, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) violate any provision of law applicable to Borrower, the Articles of Incorporation or Bylaws of Borrower (the "Organizational Documents"), or any order, judgment or decree of any court or other agency of government binding on Borrower, (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower, (c) result in or require the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of its properties or assets except the Lien in favor of Lender pursuant to Section 5.1, or (d) require any approval or consent of any Person under any Contractual Obligation of Borrower other than approvals or consents which have been obtained and disclosed in writing to Lender.

          (iii) Governmental Consents. The execution, delivery and performance
                ---------------------
by Borrower of the Documents and the issuance, delivery and payment of the Note, and the consummation of the transactions contemplated hereby and thereby, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Federal, state or other governmental authority or regulatory body or other Person except those that have been obtained and disclosed in writing to Lender.

          (iv) Binding Obligation. This Agreement is, and the Note when executed
               ------------------
and delivered hereunder will be, the legally valid and binding obligations of Borrower, enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

          C.   Financial Condition. Borrower has heretofore delivered to Lender
               -------------------
financial statements prepared in accordance with Section 6.1 hereof for the fiscal year ended December 31, 1994.

          D.   Material Adverse Changes. Since December 31, 1994, there has been
               ------------------------
no materially adverse change, either in any case or in the aggregate, in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower.

          E.   Title to Properties; Liens. Borrower has good, sufficient,
               --------------------------
marketable and legal title to all the properties and assets reflected in the balance sheet dated December 31, 1994, referred to in subsection C of Section
2.1 (including all Collateral pledged pursuant to this Agreement and all assets held by Borrower on the date hereof but acquired subsequent to the date of such balance sheet), except for assets disposed of in the ordinary course of business. The pledge and assignment of the Collateral pursuant to this Agreement creates a valid security interest in the Collateral and the Lien on the Collateral created by this Agreement will be at the time of delivery of the Collateral to the Lender a first priority Lien thereon, superior to all other Liens. Except for the due filing of any financing statement with respect to the Collateral (and except for delivery to Lender of any Collateral as to which possession is the only method of perfecting a security interest in such Collateral), no further action need be taken in order to establish and perfect the security interest of Lender in all the Collateral.

          F.  Litigation; Adverse Facts. There is no material action, other than
              -------------------------
those matters set forth on Exhibit G hereto, suit, proceeding or arbitration (whether or not purportedly on behalf of Borrower) at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Borrower, threatened against or affecting Borrower, or any of its properties, or any proposed tax assessment and there is no basis known to Borrower for any action, suit or proceeding which would have such an effect. Borrower is not (i) in violation of any applicable law which violation materially adversely affects or may materially adversely affect the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower, or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower. There is no action, suit, proceeding or investigation pending or, to the knowledge of Borrower, threatened against or affecting Borrower which questions the validity or the enforceability of this Agreement or the Note.

          G.   Payment of Taxes. Borrower and each Guarantor has filed, or has
               ----------------
properly filed for an extension of, all tax returns that are required to be filed by Borrower, and all taxes, assessments, fees and other governmental charges upon Borrower as set forth in such returns and upon its properties and assets which are due and payable have been paid when due and payable, except to the extent permitted by Section 6.3.

          H.   Other Agreements, Performance.
               -----------------------------

          (i) Agreements. Borrower is not, and at the Effective Date will not
              ----------
be, a party to or subject to any Contractual Obligation or charter or other internal restriction materially adversely affecting the business, properties, assets, operations, condition (financial or otherwise) or prospects of Borrower.

          (ii) Performance. Borrower is not, and at the Effective Date will not
               -----------
be, in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation of Borrower, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a material adverse effect on the business, properties, assets, operations, condition (financial or otherwise), or prospects of Borrower. To the best knowledge of Borrower, the other parties to each Contractual Obligation of Borrower are not in default thereunder, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a material adverse effect on the business, properties, assets, operations, condition (financial or otherwise) or prospects of Borrower.

          I.   Governmental Regulation. Borrower is not, and at the Effective
               -----------------------
Date will not be, subject to regulation under the Investment Company Act of 1940 or to any Federal or state statute or regulation limiting its ability to incur Indebtedness.

          J.  Borrower's Securities Activities. Borrower is not, and at the
              --------------------------------
Effective Date will not be, engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. Neither Borrower nor any agent acting on its behalf has taken any action which might cause this Agreement or the Note to violate Regulation X or any other regulation of the Board of Governors of the Federal Reserve System as in effect now or as may hereafter be in effect on the date of any Advance.

          K.   Employee Benefit Plans. Borrower is in compliance in all material
               ----------------------
respects with all applicable provisions of ERISA and the Code, as amended and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans.

          L.   Disclosure. No representation or warranty of Borrower contained
               ----------
in this Agreement or any other document, certificate or written statement furnished to Lender by or on behalf of Borrower for use in connection with the transactions contemplated by the Documents contains any untrue statement of a material fact or omits to state a material fact (known to Borrower in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Borrower (other than matters of a general economic nature) which materially adversely affects the business, operations, property, assets, condition (financial or otherwise) or prospects of Borrower, which has not been disclosed herein or in such other documents, certificates and statements furnished to Lender for use in connection with the transactions contemplated hereby.

          M.   Compliance with State Law. Borrower is in compliance with the
               -------------------------
laws, regulations and rules of each State of the United States of America, and with any other jurisdiction which may be applicable to Borrower, to the extent necessary to ensure the enforceability of the Collateral. Borrower has obtained all permits and licenses necessary to carry on its business and operations.

          N.   Place of Business. Borrower's principal place of business and
               -----------------
chief executive office is, and for the past one (1) year, has been, located at 561 Highway 179, Sedona, Arizona.

     2.2  Borrower's Representations and Warranties as to Mortgage Loans.
          --------------------------------------------------------------

     Borrower hereby represents and warrants to Lender with respect to each Mortgage Loan, at the time of execution of this Agreement and at the time each Advance is made to Borrower from Lender that:

          A. All Federal, state and local laws, rules and regulations, including, without limitation, those relating to usury, truth-in-lending, real estate settlement procedure (except as noted in counsel's opinion letter and subject to Lender's satisfaction), land sales, the offer and sale of securities, consumer credit protection and equal credit opportunity or disclosure, applicable to such Mortgage Loan or the sale of the Timeshare Estate securing such Mortgage Loan have been complied with in all material respects.

          B. The Timeshare Estate mortgaged by each Mortgagor constitutes a fee interest in real property at one of the Resorts. The related Mortgage has been duly filed and recorded with all appropriate governmental authorities in all jurisdictions in which such Mortgage is required to be filed and recorded to create a valid, binding and enforceable first Lien on the related Mortgaged Property and such Mortgage creates a valid, binding and enforceable first Lien on the related Mortgaged Property, subject only to Permitted Encumbrances; and Borrower, to the extent applicable, is in compliance with any Permitted Encumbrances respecting the right to the use of such Mortgaged Property. Each of the assignments of such related Mortgage and each related endorsement of the related Mortgage Note constitutes a duly executed, legal, valid, binding and enforceable assignment or endorsement, as the case may be, of such related Mortgage and related Mortgage Note, and all monies due or to become due thereunder, and all proceeds thereof.

          C. Immediately prior to the pledge to Lender of a Mortgage Loan, Borrower will own full legal and equitable title to such Mortgage Loan, free and clear of any Lien or participation or ownership interest in favor of any other Person.

          D. Each of the related Assignment, related Mortgage, related Mortgage Note and each other related Mortgage Loan Document is genuine and is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law), and, to the best of Borrower's knowledge, is not subject to any dispute, right of rescission, setoff, abatement, diminution, recoupment, counterclaim or defense of any kind.

          E. All parties to the related Mortgage and the related Mortgage Note had legal capacity to enter into such Mortgage Loan and to execute and deliver such related Mortgage and related Mortgage Note, and such related Mortgage and related Mortgage Note have been duly and properly executed by such parties. No amendments to such related Mortgage, related Mortgage Note or any other related Mortgage Loan Document were required as a result of any mergers involving Borrower or, to the best of its knowledge, its predecessors, to maintain the rights of Borrower or its predecessors thereunder as a mortgagee.

          F. At the time Borrower made such Mortgage Loan to the related Mortgagor, Borrower had full power and authority to originate such Mortgage Loan and the Mortgagor had good and marketable fee simple title to the Mortgaged Property securing such Mortgage Loan, free and clear of all Liens, except for Permitted Encumbrances.

          G. The related Mortgage contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security interests intended to be provided thereby, including (a) if the Mortgage is a deed of trust, by trustee's sale, including power of sale and/or (b) otherwise by judicial foreclosure or power of sale. There is no exemption available to the related Mortgagor which would interfere with the mortgagee's right to sell at a trustee's sale or power of sale or right to foreclose such related Mortgage.

          H. The related Mortgage Note is not and has not been secured by any collateral except the Lien of the related Mortgage.

          I. Such Mortgage Loan is covered by a lender's title insurance policy issued by a title insurer qualified to do business in the jurisdiction where the related Mortgaged Property is located in a form generally acceptable to prudent originators of similar mortgage loans, insuring Borrower or its predecessor and its successors and assigns, as to the first priority mortgage Lien of the related Mortgage in an amount equal to the original principal balance of such Mortgage Loan. Borrower or its assign is the sole named insured of such lender's title insurance policy. Such lender's title insurance policy is in full force and effect. No claims have been made under such lender's title insurance policy, and, to the best of Borrower's knowledge, no prior holder of such Mortgage Loan has done or omitted to do anything which would impair the coverage of such lender's title insurance policy. Full premiums for such lender's title insurance policy, endorsements or all special endorsements have been paid.

          J. Borrower has not taken (or omitted to take), and has no notice that the related Mortgagor has taken (or omitted to take), any action that would impair or invalidate the coverage provided by any hazard, title or other insurance policy relating to such Mortgage Loan or the related Mortgaged Property.

          K. The related Mortgage Note evidences a fully amortizing debt obligation which bears a fixed rate of interest and provides for level monthly payments of principal and interest. The related Mortgage Note is payable in Dollars. Interest is calculated on a simple interest basis on the basis of a 365-day year.

          L. The maximum original term of the related Mortgage Note is less than or equal to ten years.

          M. No Mortgage Note is 59 or more days delinquent in respect of any payment of principal or interest as of the date of any Advance.

          N. All applicable intangible taxes and documentary stamp taxes were paid as to the related Mortgage Note and the related Mortgage.

          O. The proceeds of each Mortgage Loan have been fully disbursed, there is no obligation to make future advances or to lend additional funds under the originator's commitment or the documents and instruments evidencing or securing the Mortgage Loan and no such advances or loans have been made since the origination of the Mortgage Loan.

          P. The terms of each Mortgage and Mortgage Note have not been impaired, waived, altered or modified in any respect, except by written instruments which are part of the related Mortgage Documents. No other instrument has been executed or agreed to which would effect any such impairment, waiver, alteration or modification. No Mortgagor has been released from liability on or with respect to any Mortgage Loan, in whole or in part, except in such cases where such release would not materially and adversely affect the mortgagee's security for the related Mortgage Loan, and any such release is reflected by a written instrument which is a part of the related Mortgage Documents. If required by law or prudent originators of similar mortgage loans in the jurisdiction where the related Mortgaged Property is located, all waivers, alterations and modifications have been filed and/or recorded in all places necessary to perfect, maintain and continue a valid first priority lien of the Mortgage subject only to Permitted Encumbrances.

          Q. Each Mortgage Loan is principally and directly secured by an interest in real property.

          R. Except as approved in writing by Lender, each Mortgage Loan was originated by Borrower in the normal course of its business. Each Mortgage Loan originated by Borrower was underwritten in accordance with the Underwriting Guidelines. The origination, servicing and collection practices used by Borrower and its Affiliates with respect to each Mortgage Loan have been in all respects, legal, proper, prudent and customary.

          S. The related Mortgage is assignable to and by the mortgagee without the consent of any other Person (including any condominium association or timeshare association), and there are no other restrictions on resale thereof.

          T. The related Mortgage is and will be prior to any Lien on, or other interests relating to, the related timeshare estate.

          U.  The related Mortgagor is not an Affiliate of Borrower.

          V. There are no delinquent or unpaid taxes, ground rents, water charges, sewer rents, assessments outstanding with respect to any of the Mortgaged Properties, nor any other outstanding Liens or charges affecting the Mortgaged Properties that would result in the imposition of a Lien on the Mortgaged Property affecting the Lien of the Mortgage or otherwise materially affecting the interests of Lender in the related Mortgage Loans.

          W. The Mortgaged Properties and the project in which the Mortgaged Properties are located are free of material damage and waste and are in good repair and fully operational. There is no proceeding pending or threatened for the total or partial condemnation of or affecting the Mortgaged Property or taking of the Mortgaged Properties by eminent domain. To the best of Borrower's knowledge, the Mortgaged

     Properties and the project in which the Mortgaged Properties are located are lawfully used and occupied under applicable law by the owner thereof.

          X. The portions of the project in which the Mortgaged Properties are located which represent the common facilities are free of material damage and waste and are in good repair and condition, ordinary wear and tear excepted.

          Y. To the best of Borrower's knowledge, there has been no default, breach, violation or event of acceleration existing under any Mortgage, the related Mortgage Note or any other document or instrument evidencing, guaranteeing, insuring or otherwise securing the Mortgage Loan, and no event which, with the lapse of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration thereunder; and Borrower has not waived any such material default, breach, violation or event of acceleration under the Mortgage, the Mortgage Note or any other related document.

          Z. Neither the Mortgagor nor any other Person has the right, by statute, contract or otherwise, to seek the partition of the Mortgaged Property.

          AA. No Mortgage Loan has been satisfied, canceled, rescinded or subordinated, in whole or in part; no portion of the Mortgaged Property has been released from the lien of the Mortgage, in whole or in part; no instrument has been executed that would effect any such satisfaction, cancellation, rescission, subordination or release. The terms of the Mortgage do not provide for a release of any portion of the Mortgaged Property from the lien of the Mortgage except upon the payment of the Mortgage Loan in full.

          AB. To the best of Borrower's knowledge, each party which has had an interest in the Mortgage is (or, during the period in which such party held and disposed of such interest, was) in compliance with any and all applicable filing, licensing and "doing business" requirements of the laws of the state wherein the Mortgaged Property is located to the extent necessary to permit Borrower to maintain or defend actions or proceedings with respect to the Mortgage Loan in all appropriate forums in such state without any further act on the part of any such party.

          AC. To the best of Borrower's knowledge, there is no current obligation on the part of any other person to make payments on behalf of the Mortgagor in respect of the Mortgage Loan, except for any persons who may have purchased the related Mortgaged Property subject to the Mortgage but in connection with which purchase no assumption agreement is included in the related Custodian's Mortgage File (as such term is defined in the Custody Agreement).

          AD. The related Mortgage and related Mortgage Note are substantially in the respective forms set forth as Exhibit E hereto.
                                          ---------

          AE. The entry with respect to such Mortgage Loan as set forth on the Mortgage Loan Schedule is true and correct as of the date hereof.

          AF. The timeshare association relating to the Resort in which the Mortgaged Property is located was duly organized and, to the best of Borrower's knowledge, is validly existing. RPM Management, Inc. ("Manager") manages such Resort and performs services for the timeshare association, pursuant to an agreement between Manager and the respective timeshare association, such contract being in full force and effect. A true and correct copy of the management agreement between Manager and the timeshare association has been furnished to Lender. Manager and the timeshare association have performed in all material respects all obligations under such agreement and are not in default under such agreement.

          AG. The Resort in which the Mortgaged Property is located is insured through the timeshare association, in the event of fire or other casualty for the full replacement value thereof, and in the event that the Mortgaged Property should suffer any loss covered by casualty or other insurance, upon receipt of any insurance proceeds, the timeshare association is required, during the time such Mortgaged Property is covered by such insurance, under the applicable governing instruments either to repair or rebuild the portions of the project in which the Mortgaged Property is located or to pay such proceeds to the holders of any Mortgage secured by a timeshare estate in the portions of the project in which the Mortgaged Property is located.

          AH. The related Mortgage or deed of trust is and will be prior to any Lien other than Permitted Encumbrances.

          AI. The related Mortgage or deed of trust gives the mortgagee the right to receive and direct the application of insurance and condemnation proceeds received in respect of the Mortgaged Property, except where the related timeshare declarations or applicable state law provide that insurance and condemnation proceeds be applied to restoration of the improvements.

          AJ. No mortgagor is a Person that is affiliated with the Guarantor, the Borrower, the Subservicer, or any of their respective Affiliates.

                                  ARTICLE III
                                  -----------
                         BORROWING AND REPAYMENTS; NOTE
                         ------------------------------

     3.1  Commitment Letter. Concurrent with the execution of this Agreement,
          -----------------
Borrower and Lender have entered into the Commitment Letter. In any direct conflict between this Agreement and the Commitment Letter, this Agreement shall prevail.

     3.2 Certifications; Advances.
         ------------------------

          A.   Certifications. On each date that Lender makes an Advance to
               --------------
Borrower, Borrower shall be deemed to certify that (i) the representations and warranties of Borrower contained herein are accurate and complete in all material respects to the same extent as though made on and as of the date of such Advance; (ii) no Event of Default or Potential Event of Default has occurred and is continuing hereunder or will result from the proposed borrowing;

(iii) Borrower has delivered or will cause to be delivered to Lender all documents required to be delivered to Lender pursuant to this Agreement; and
(iv) Borrower has performed in all respects all agreements and satisfied all conditions hereunder provided to be performed or satisfied by it on or before the date of such Advance.

          B.   Advances. On each Advance Date, if all conditions set forth in
               --------
Section 4.2 of this Agreement have been satisfied, Lender shall make an Advance to Borrower by causing an amount of immediately available funds equal to the amount of the proposed Advance (which amount shall not be greater than 90% of the Outstanding Principal Balance of the Mortgage Loans to be pledged as Collateral for such Advance) to be paid in accordance with Borrower's wire instructions set forth on Exhibit F hereto. If the Commitment Letter is in effect and Borrower satisfies all the conditions of Section 4.2 of this Agreement after 11:00 a.m., New York City time, on a Business Day, Lender shall use its best efforts to make an Advance to Borrower not later than 4:30 p.m., New York City time, on the next succeeding Business Day, but in no event later than 4:30 p.m., New York City time, on the second succeeding Business Day. If the Commitment Letter is not in effect, Lender will have no obligation to make an Advance to Borrower even if Borrower has satisfied all the conditions set forth in Section 4.2. Lender will send, via facsimile transmission, a copy of the schedule attached to the Note updated to reflect such Advance and the applicable rate of interest. To the extent that an Advance is made by Lender to Borrower on the Interest Maturity Date of a prior Advance, Lender shall calculate the net amount payable and shall send Borrower a confirmation detailing Lender's calculation and setting forth the net amount to be received or paid by Borrower including, without limitation, amounts payable under the Note.

     3.3 Note; Interest.
         --------------

     A.   Note.
          ----

          (i) Borrower shall execute and deliver to Lender, not later than the Effective Date, the Note.

          (ii) Upon repayment in full of all amounts due and payable under the Note, Lender shall promptly cancel the Note and return the cancelled Note to Borrower.

     B.   Rate of Interest.  Subject to subsection D of this Section 3.3, each
          ----------------
Advance shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate per annum calculated on each Interest Maturity Date, of each month, equal to one month LIBOR plus 300 basis points.

     C.   Interest Payments.  Subject to subsection D of Section 3.3, interest
          -----------------
shall be payable on each Advance on the related Distribution Date and on the Advance Maturity Date.

     D.   Default Interest.  If any amount due hereunder is not paid when due or
          ----------------
within any applicable grace period (whether at stated maturity, by notice of prepayment, by acceleration or otherwise) to the extent permitted by applicable law, such amount shall thereafter bear interest payable on demand at a default interest rate of one month LIBOR plus 500 basis points.

     E.  Computation of Interest.  Interest on each Advance shall be computed on
         -----------------------
the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues on the principal balance of the loan outstanding. In computing interest on each Advance, the date of the making of such Advance shall be included and the date of payment shall be excluded.

     3.4  Prepayments and Payments.
          ------------------------

     A.   Monthly Payment of Principal.  On each Distribution Date, Borrower
          ----------------------------
shall pay to Lender the Current Principal Amount due with respect to such Distribution Date.

     B.   Repayment.  Borrower shall repay the entire Outstanding amount of each
          ---------
Advance on any of (i) the Advance Maturity Date, (ii) ninety (90) days after the Advance Maturity Date or (iii) a date, after the Advance Maturity Date but prior to ninety (90) days after the Advance Maturity Date, provided Borrower has notified Lender of such date not less than five (5) days prior to the such date.

     C.   Manner and Time of Payment.  All payments of principal, interest and
          --------------------------
any fees hereunder and under the Note shall be made in immediately available funds and delivered to Lender for its own account, not later than 2:00 p.m., New York City time (for any payments to be received from Custodian), and 3:30 p.m., New York City time (for any payments to be received from Borrower), on a Business Day; funds received by Lender after that time shall be deemed to have been paid by Borrower on the next succeeding Business Day.

     D.   Payments on Non-Business Days.  Whenever any payment to be made
          -----------------------------
hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Note.

     E.   Prepayment.  Except as set forth in this Section 3.4 or in connection
          ----------
with a securitization transaction, which shall have been consented to in writing by Lender prior to the effectiveness thereto, Borrower shall not prepay any portion of the principal balance of the Note.

     3.5  Distributions made by Custodian.
          -------------------------------

     A.   Distributions.  On each Distribution Date the Custodian shall
          -------------
distribute, pursuant to the Custody Agreement, all amounts in the Collection Account (including any income from Permitted Investments) on such Distribution Date, in the following order of priority:

          first, to the payment to Lender of any accrued but unpaid interest,
          -----
with respect to prior Distribution Dates;

          second, to the payment to Lender of interest currently due on the
          ------
Note;

          third, to the payment to Lender of the Current Principal Amount;
          -----
          fourth, to the payment to itself of the custodial fee due pursuant to
          ------
the Custody Agreement;

          fifth, to the payment to Subservicer of any subservicing fee due
          -----
pursuant to the Subservicing Agreement; and

          sixth, to the payment to Borrower of the remainder, if any, of the
          -----
amount in the Collection Account for such Distribution Date.

     B.   Payments Credited to Borrower.  To the extent distributions are
          -----------------------------
received by Lender pursuant to this Section 3.5, such amounts will be credited to amounts due to Lender from Borrower under the Note and Sections 3.3 and 3.4 hereof.

                                   ARTICLE IV
                                   ----------
                           CONDITIONS TO THE ADVANCES
                           --------------------------

          The obligation of Lender to make or maintain each Advance hereunder is subject to the satisfaction of all of the following conditions:

     4.1  Conditions to the Effective Date and to the Initial Advance.  The
          -----------------------------------------------------------
obligation of Lender to make or maintain any Advance on or after the Effective Date is, in addition to the conditions precedent specified in Section 4.2, subject to prior or concurrent satisfaction of the following conditions:

     A.   On or before the Effective Date, Borrower shall deliver to Lender:

          (i) a resolution of its Board of Directors approving and authorizing the execution, delivery and performance of the Documents and approving and authorizing the execution, delivery and payment of the Note;

          (ii) an Officer's Certificate substantially in the form of Exhibit C;

          (iii) executed copies of the Documents and the executed Note relating to the Advance with appropriate insertions and such opinions of counsel and Officer's Certificates as reasonably required by Lender's counsel with respect to the Documents.

          (iv) such executed financing statement as Lender may require for filing pursuant to the Uniform Commercial Code;

          (v)  the initial Collateral; and

          (vi) one Business Day prior to the Effective Date, a form of Servicing Report.

     B. Lender and its counsel shall have received the favorable written opinion of counsel to Borrower, substantially in the form of Exhibit D, satisfactory to Lender and its counsel, dated as of the Effective Date.

          C. Borrower shall have performed all agreements which the Documents provide shall be performed on or before the Effective Date except for the requirement in Section 2.1.C. to provide the balance sheet and the related statements of income, shareholders' equity and statement of cash flows for the period ended March 31, 1995, which statements shall be provided no later than three (3) weeks after the Effective Date.

          D. All actions and documents required to create and perfect the Lender's first priority security interest and Liens in the Collateral shall have been duly authorized and executed and delivered or taken and all filings with governmental agencies shall have been made or taken and completed.

          E. Lender shall have received written instructions from Borrower in the form of Exhibit F hereto.

          F. Lender shall have received the initial $45,000 installment of its $225,000 commitment fee (the "Commitment Fee"), in immediately available funds, which fee, if not previously paid, shall be netted out of the initial Advance. The remainder of such Commitment Fee shall be paid by Borrower monthly in four equal monthly installments of $45,000, on or prior to the later of the date of the first Advance or the fifteenth day of each month, beginning in August 1995, until the Commitment Fee has been paid in full.

          G. Lender and Concord Servicing, Inc. shall have entered into the Subservicing Agreement.

          H.  Borrower or Subservicer shall have established the Lockbox
Account.

          I.  Custodian shall have established the Collection Account.

          4.2  Conditions to All Advances. The obligation of Lender to make any
               --------------------------
Advance is subject to the following further conditions precedent:

          A.  At and as of each Advance Date:

          (i) the representations and warranties of Borrower contained herein shall be accurate and complete to the same extent as though made on and as of that date;

          (ii) no event shall have occurred and be continuing or would result from the consummation of the proposed Advance which would constitute an Event of Default or a Potential Event of Default;

          (iii) Borrower shall have performed all agreements and satisfied all conditions which the Documents provide shall be performed by it on or before such date (including the payment of each monthly installment of the Commitment Fee, which, if not previously paid, shall be netted out of the first Advance to be made in the month such installment is due);

          (iv) no order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain Lender from making that Advance;

          (v) there shall not be pending or, to the knowledge of Borrower threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower or any property of Borrower, which has not been disclosed by Borrower to Lender in writing prior to the execution of this Agreement or prior to the making of the last preceding Advance, and there shall have occurred no development not disclosed by Borrower to Lender in writing prior to the execution of this Agreement or prior to the making of the last preceding Advance in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, which, in either event, in the opinion of Lender, would reasonably be expected to (a) materially and adversely affect the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower, or (b) impair the ability of Borrower to perform the Obligations or of Lender to enforce the Obligations;

          (vi) Lender shall have received a request for Advance specifying the amount of such Advance.

                                   ARTICLE V
                                   ---------
                                    SECURITY
                                    --------

          5.1  Grant of Security Interest.  To secure the payment of the
               --------------------------
Advances and the performance of the other Obligations, Borrower pledges and hypothecates to Lender and grants a continuing lien on and a first priority security interest in favor of Lender, in all of Borrower's right, title and interest in and to the Collateral.

          5.2  Lockbox Account.
               ---------------

          A. Prior to the Effective Date, the Borrower shall open and maintain or cause Subservicer to open and maintain, a trust account denominated "Lockbox Account -- LaSalle National Trust, N.A., as Custodian for ContiTrade Services L.L.C.". The Lockbox Account shall at all times be an Eligible Account, shall relate solely to the Mortgage Loans and Permitted Investments and Custodian and Lender shall have the exclusive right to withdraw funds therefrom pursuant to the terms of Custody Agreement.

          B. Borrower shall (and shall direct Subservicer to) use its best efforts to cause Mortgagors to make all payments on the Mortgage Loans, whether by check or by direct debit of the Mortgagor's bank account, to be made directly to the Lockbox Bank. Borrower shall (and shall direct Subservicer to) use its best efforts to cause any Lockbox Bank to deposit all payments on the Mortgage Loans in the Lockbox Account no later than the Business Day after receipt.

          C. Prior to the Effective Date, Borrower shall (and shall direct Subservicer to) notify each Mortgagor that makes its payments on the Mortgage Loans by check to make such payments thereafter directly to the Lockbox Bank (except in the case of Mortgagors that have already been making such payments to the Lockbox Bank), and shall have provided each such

Mortgagor with remittance advices in order to enable such Mortgagors to make such payments directly to the Lockbox Bank for deposit into the Lockbox Account, and Borrower will continue (or direct Subservicer to continue), not less than often than every three months, to so notify those Mortgagors who have failed to make payments to the Lockbox Bank.

          D. The Lockbox Bank shall invest all or a portion of the amounts in the Lockbox Account in obligations or securities of the type set forth in paragraph (c) of the definition of Permitted Investments.

          E. On or prior to the effective date, Borrower shall (or shall direct Subservicer to) issue irrevocable instructions to the Lockbox Bank to wire all amounts in the Lockbox Account to the Collection Account no less than weekly.

          5.3  Lender Appointed Attorney-in-Fact.  Upon the occurrence of and
               ---------------------------------
during the continuance of an Event of Default, Borrower appoints Lender, as Borrower's attorney-in-fact, with full power of substitution, for the purpose of taking such action and executing such documents, in the name of Borrower or otherwise, as Lender may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment is coupled with an interest and is irrevocable. Lender agrees promptly to notify Borrower after any such action or execution of instruments, provided that the failure to give such notice shall not affect the validity of such action or execution of instruments.

          5.4  Security for Obligations.  This Agreement shall create a
               ------------------------
continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of all Obligations, (ii) be binding upon Borrower, its successors and assigns, and (iii) inure to the benefit of Lender and its successors, transferees and assigns. Upon the payment in full of the Obligations, Borrower shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

          5.5  Substitute Mortgage Loans.  If, while the Commitment Letter is in
               -------------------------
effect, a Mortgage Loan shall fail to comply with the representations and warranties set forth in Section 2.2 or shall become 90 or more days delinquent in respect of any payment of principal or interest or if Custodian does not receive an original Mortgage Note with respect to a Mortgage Loan pursuant to
Section 5.6 hereof (each, a "Defective Mortgage Loan"), Borrower shall, within five (5) Business Days from the date each such Mortgage Loan became a Defective Mortgage Loan, either (i) immediately prepay to Lender under the Note (in immediately available funds) an amount equal to 90% of the Outstanding Principal Balance of the related Mortgage Note plus interest at the rate specified in
Section 3.3 hereof on the principal amount being repaid from the date of the Advance relating to such Mortgage Loan or the most recent Interest Maturity Date (whichever is later) to the date of such prepayment or (ii) pledge to Lender, in substitution for such Defective Mortgage Loan, a Substitute Mortgage Loan. A substitution of a Mortgage Loan shall be effective upon the receipt by Lender of a Trust Receipt from the Custodian pursuant to the terms of the Custody Agreement.

          5.6  Original Mortgage Note.  If, pursuant to the Custody Agreement,
               ----------------------
Custodian does not receive an original Mortgage Note from Escrow Agent (as defined in the Custody

Agreement), Lender shall promptly give Borrower written notice thereof and Borrower shall have five (5) Business Days to provide Custodian with such original Mortgage Note. If such Mortgage Note is not so provided, the related Mortgage Loan shall become a Defective Mortgage Loan.

                                   ARTICLE VI
                                   ----------
                             COVENANTS OF BORROWER
                             ---------------------

          Borrower covenants and agrees that until the payment in full of all Obligations, unless Lender shall otherwise give prior written consent, Borrower will perform all covenants in this Article VI.

          6.1  Financial Statements and Other Reports.  Borrower and AVCOM
               --------------------------------------
International, Inc. ("Parent") will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrower will deliver, or cause to be delivered, to Lender the following:

          (i) as soon as practicable and in any event within ninety (90) days after the end of the first three calendar quarters of each fiscal year of Parent ending December 31, (a) a consolidated balance sheet of Parent and its subsidiaries as at the end of such period and the related statements of income, shareholder's equity and statement of cash flows of Parent and its subsidiaries for such quarter and for the period from the beginning of the current fiscal year to the end of such quarter, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the authorized representative of Parent that they fairly present the financial condition and results of operations of Parent and its subsidiaries, subject to changes resulting from audit and normal year-end adjustments as at the end of and for the period covered thereby and (b) a financial statement of Borrower and its consolidated subsidiaries, containing the information required in clause (a), but which may be unaudited;

          (ii) as soon as practicable and in any event within one hundred twenty
(120) days after the end of each fiscal year of Parent, (a) a consolidated balance sheet of Parent and its subsidiaries as at the end of such fiscal year and the related statements of income, shareholder's equity and statement of cash flows of Parent and its subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and audited by independent certified public accountants of recognized national standing selected by Parent and satisfactory to Lender, stating in writing that such financial statements present fairly the financial position of Parent and its subsidiaries as at the dates indicated and the results of its operations and statement of cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise stated therein) and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, provided, that each such financial statement shall include a footnote thereto containing an unconsolidated financial statement of Parent and
(b) a financial statement of Borrower and its consolidated subsidiaries, containing the information required in clause (a), but which may be unaudited. As of the date hereof, Ernst & Young, L.L.P. is an independent certified public accountant that is acceptable

          (iii) (a) together with each delivery of financial statements pursuant to subdivisions (i) and (ii) above, a Compliance Certificate, (I) stating that the signers of the Compliance Certificate have reviewed the terms of this Agreement and the Note and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Parent and its subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as of the date of the Compliance Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrower has taken, is taking and proposes to take with respect thereto and (II) demonstrating in reasonable detail compliance during and at the end of such accounting period with the restrictions contained in Section 6.7 and (b) together with each delivery of financial statements pursuant to subdivision (ii) above, a letter from Parent's independent certified public accountants stating that such accountants do not have knowledge of the existence as of the date of such letter of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof;

          (iv) copies of all filings made by Borrower and/or Guarantor to the Securities and Exchange Commission (the "SEC") at the same time as delivered to the SEC;

          (v) copies of any press releases issued by Borrower or any Affiliate at the same time as such releases are released to the press;

          (vi) promptly upon any officer or director of Borrower obtaining knowledge (a) of any condition or event which constitutes an Event of Default or Potential Event of Default, (b) that any Person has given any notice to Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection B of Section 7.1, or (c) of the institution of any litigation involving an alleged liability of Borrower equal to or greater than $50,000, or any adverse determination in any litigation involving a potential liability of Borrower equal to or greater than $50,000, or any adverse determination in any litigation which would materially adversely affect the business, operations, properties, assets, condition (financial or otherwise) or prospects or the validity or enforceability of this Agreement or Borrower's ability to perform the Obligations, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto; and

          (vii) together with each delivery of financial statements pursuant to subdivisions (i) and (ii) above, a letter from an officer of Parent stating that Borrower is a wholly-owned subsidiary of Parent; that all other subsidiaries included in Parent's consolidated financial statements are subsidiaries of Borrower; that Parent is a non-operating holding company, whose only asset is its investment in Borrower and Borrower's subsidiaries; and stating the assets, liabilities (contingent or otherwise) and net worth of Parent.

          6.2  Existence; Franchises.  Borrower will at all times preserve and
               ---------------------
keep in full force and effect its existence and all rights, licenses and franchises material to its business.

          6.3  Payment of Taxes and Claims.  Borrower will pay all taxes,
               ---------------------------
assessments and other governmental charges imposed upon it or any of its properties or assets before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

          6.4  Inspection.  Borrower will permit any authorized representatives
               ----------
of Lender to visit and inspect any of the properties of Borrower including its financial and accounting records, and to make copies and take extracts therefrom, and to discuss its affairs, finances, prospects and accounts with authorized representatives of the Borrower and, with the permission of Borrower (which may not be unreasonably withheld), its independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested; provided that no permission of Borrower shall be required in order to discuss Borrower's affairs, finances, prospects and accounts during an Event of Default or Potential Event of Default.

          6.5  Compliance with Laws.  Borrower will exercise all due diligence
               --------------------
in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which would materially adversely affect the business, properties, assets, operation, prospects or condition (financial or otherwise) of Borrower.

          6.6  Restriction on Fundamental Changes; Non-Competition.
               ---------------------------------------------------

          A. Neither Borrower nor Parent will enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or, except in the ordinary course of business, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, nor shall Borrower or any of its direct or indirect affiliates or any Guarantor engage in any business, without the prior written consent of Lender, other than the business of marketing, management and financing of Timeshare Estates; management of timeshare resorts; the purchase and sale of timeshare mortgage loans; and the acquisition, master planning, improvement, construction, remodeling, marketing and management of: timeshare and other resort properties, including facilities for golf, tennis, health clubs and other resort-related amenities; residential sub-divisions and planned residential communities; and incidental commercial office and retail properties related to such resorts or residential developments.

          B. Without the prior written consent of Lender, none of the Guarantors shall directly or indirectly as an officer, director, more-than-5-percent stockholder, employee, partner, proprietor or consultant engage in any business that competes with the businesses of Borrower set forth in the prior paragraph.

          6.7  Financial Covenants.
               -------------------

          A.  Tangible Net Worth.  Borrower will not permit its Tangible Net
              ------------------
Worth at any time to be less than $3,000,000.

          B.  Indebtedness Ratio.  Borrower will not permit the ratio of its
              ------------------
total liabilities (as calculated in accordance with GAAP) to Tangible Net Worth (as calculated in accordance with GAAP) to equal or exceed 15 to 1.

          6.8  Notice of Change in Organizational Documents.  Borrower shall
               --------------------------------------------
notify Lender of any anticipated change in the provisions of Borrower's Organizational Documents.

          6.9  Further Assurances.  Borrower shall, at Borrower's expense, do
               ------------------
all such further acts, and execute, acknowledge and deliver all such further documents as Lender reasonably shall require to more fully or effectively carry out the intention or facilitate the performance of the Documents.

          6.10  Use of Proceeds.  Borrower shall use the proceeds of the
                ---------------
Advances (i) to pay off any existing Indebtedness; (ii) to purchase Mortgage Loans; (iii) to repay amounts due hereunder; and (iv) for general corporate purposes. No part of the proceeds of the Advance made hereunder will be used for "purchasing" or "carrying" Margin Stock or for any purpose which violates, or would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System.

          6.11  Independence of Covenants.  All covenants in any of the
                -------------------------
Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

          6.12  Servicing of the Mortgage Loans.
                -------------------------------

          A. Borrower shall service and administer the Mortgage Loan with the same degree of skill and care that Borrower exercises with respect to mortgage loans similar to the Mortgage Loans owned and/or serviced by the Borrower for its own account, but in no event lower than in accordance with prudent mortgage loan servicing standards and procedures generally accepted in the mortgage banking industry, provided that Borrower shall at all times comply with applicable law.

          B. (i) In connection with its servicing of the Mortgage Loans, Borrower shall enter into one or more Subservicing Agreements with a Subservicer to assist Borrower in the performance of its duties under the Documents. References in this Agreement to actions taken or to be taken by Borrower in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of Borrower. Any Subservicing Agreement will be upon such terms and conditions as Borrower and Lender may reasonably agree and as are not inconsistent with the Documents. The Servicer shall be solely responsible for any subservicing fees and the Subservicing Agreement shall provide that in no event shall Subservicer seek compensation or reimbursement for performance of its obligations under any Subservicing Agreement from Lender and that Subservicer shall have no lien on, and shall not attempt to place a lien on any of the Mortgage Loans or any files or other documents obtained by Subservicer relating to the Mortgage Loans or any proceeds of any of the foregoing to secure payment of its fees.

          (ii) Borrower shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and with the consent of Lender; provided, however, that
                                                       --------  -------
in the event of the termination of any Subservicing Agreement by Borrower or the related Subservicer, Borrower shall enter into a Subservicing Agreement with a successor subservicer acceptable to Lender in writing.

          (iii) Notwithstanding any Subservicing Agreement, or any of the provisions of this Agreement, Borrower shall remain obligated and liable for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreement and to the same extent and under the same terms and conditions as if Borrower alone were servicing and administering the Mortgage Loans.

          C. On each Servicer Report Date, the Borrower will deliver or cause the Subservicer to deliver the Servicing Report to Lender and Custodian. The Servicing Report shall be completed with the information specified therein for the related Collection Period, shall contain updated information as to the Mortgage Loans and shall contain such other information as may be reasonably requested by Lender. Each such Servicing Report shall be accompanied by an Officer's Certificate certifying the accuracy of the computations reflected in such Servicing Report. Lender shall have five (5) days to review each Servicing Report and give Borrower notice of any errors in writing. Borrower shall have one (1) Business Day to correct any errors set forth in such notice.

          6.13  Mortgage Payments Received by Borrower.  Borrower shall remit
                --------------------------------------
all payments by or on behalf of the Mortgagors received directly by Borrower to the Lockbox Bank, without deposit into any intervening account and as soon as practicable, but in no event later than the Business Day after receipt thereof.

          6.14  Events of Default.  Borrower shall immediately notify Lender if
                -----------------
Borrower learns of the occurrence of an Event of Default hereunder.

          6.15  Dividends; Bonuses.  Neither Borrower nor any of its direct or
                ------------------
indirect subsidiaries shall, without the prior written consent of Lender, (i) pay any cash dividend to its respective shareholders, (ii) pay cash bonuses to any officer or director in excess of $250,000, or (iii) make any loans or advances to, investments in, or guaranties of any obligations of, any Person, except in the ordinary course of Borrower's business.

          6.16  No Liens.  Borrower shall not permit any Liens to be placed on
                --------
any of its assets or properties, other than (i) liens placed on furniture, fixtures and equipment arising in the ordinary course of business, (ii) liens granted to lenders to secure loans to finance the acquisition of real property or the construction of or improvements on real property, in each case to the extent Borrower is permitted to engage in such activities pursuant to Section
6.6 hereof, (iii) receivables financings arising in the ordinary course of business and (iv) as otherwise permitted in writing by Lender.

                                   ARTICLE VII
                                  ------------
                               EVENTS OF DEFAULT
                               -----------------

          7.1  Events of Default. If any of the following conditions or events
               -----------------
("Events of Default") shall occur:

          A.  Failure to Make Payments When Due.  Failure to (i) pay the
              ---------------------------------
principal of an Advance when due, whether at stated maturity, or by acceleration or otherwise; or (ii) pay any installment of interest on the Advance or any other amount due under this Agreement or the Note on the due date thereof and such failure under this clause (ii) continues unremedied for a period of four
(4) Business Days; or

          B.  Default in Other Agreements.  Failure of Borrower to pay or any
              ---------------------------
default in the payment of any amount of principal of or interest on any other Indebtedness in the aggregate principal amount of $25,000 or more, or in the payment of any Contingent Obligation in the aggregate principal amount of $25,000 or more, beyond the later of any period of grace provided or fifteen
(15) days, unless a bond or other provision for payment thereof reasonably satisfactory to Lender has been made; or breach or default with respect to any other term of any evidence of any other Indebtedness or of any loan agreement, mortgage, indenture or other agreement relating thereto, any Contingent Obligation, or any other contract or agreement to which Borrower is a party, if the effect of such default or breach is to cause Indebtedness of Borrower in the aggregate amount of $25,000 or more to become or be declared due prior to its stated maturity and such breach or default thereunder continues unremedied for a period of fifteen (15) days; or

          C.  Breach of Covenants.  Failure of Borrower to perform or comply
              -------------------
with any term or condition applicable to it contained in the Documents, which failure continues for a period of fifteen (15) days after written notice thereof from Lender to Borrower, provided, however, that (1) with respect to the covenants contained in subsection (i) or (ii) of Section 6.1, Lender shall give Borrower ten (10) business days notice before such failure shall become an Event of Default and (2) with respect to the covenants contained in subsection (iii),
(iv) or (v)
of Section 6.1 or in Section 6.8, Lender shall give Borrower five (5) business days notice before such failure shall become an Event of Default; or

          D.  Breach of Warranty.  Any of Borrower's representations or
              ------------------
warranties made or deemed made herein or in any statement, notice or certificate at any time given by Borrower in writing pursuant hereto or in connection herewith shall be false in any material respect on the date as of which made or deemed made and such breach is not remedied as set forth in Section 5.5 hereof; or

          E.  Other Defaults.  Borrower shall default in the performance of or
              --------------
compliance with any term contained in any of the Documents other than those referred to above in subsections A, C or D of this Section 7.1, which failure continues for a period of fifteen (15) days after written notice thereof from Lender to Borrower; or

          F.  Involuntary Bankruptcy; Appointment of Receiver.  (i) A court
              -----------------------------------------------
having jurisdiction in the premises shall enter a decree or order for relief in respect of Borrower, in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order shall not be stayed within 60 consecutive days of its date of issuance; or
(ii) any other similar relief shall be granted under any applicable Federal or state law; or (iii) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower, or over all or a substantial part of its property, shall have been entered; or (iv) the involuntary appointment shall be made of an interim receiver, trustee or other custodian of Borrower, for all or a substantial part of its property (by petition, application, answer, consent or otherwise); or (v) a warrant of attachment, execution or similar process shall be issued against any substantial part of the property of Borrower; or

          G.  Voluntary Bankruptcy; Appointment of Receiver.  Borrower shall
              ---------------------------------------------
have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion to an involuntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by Borrower of any assignment for the benefit of creditors; or the inability or failure of Borrower, or the admission by Borrower in writing of its inability, to pay its debts as such debts become due or the board of directors of Borrower (or any committee thereof) adopt any resolution or otherwise authorizes action to approve any of the foregoing; or

          H.  Judgments and Attachments.  Any money judgment, writ or warrant of
              -------------------------
attachment, or similar process involving in any case an amount in excess of $50,000 shall be entered or filed against Borrower or any of its assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days or in any event later than five days prior to the date of any proposed sale thereunder; or

          I.  Dissolution.  Any order, judgment or decree shall be entered
              -----------
against Borrower decreeing the dissolution or splitting up of Borrower;

          J.  Failure of Security Interest.  The security interest of Lender in
              ----------------------------
any portion of the Collateral shall become impaired or unenforceable and one or more Substitute Mortgage Loan(s) is not provided pursuant to Section 5.5; or

          K.  Material Change.  If there shall occur any material adverse change
              ---------------
in the Collateral or in the business of Borrower or the operations, conduct, financial condition or prospects thereof, that individually or in the aggregate, would have a material adverse effect on the ability of the Borrower to perform its obligations hereunder or under the Mortgage Note or Mortgage or on the value of the Collateral or on the validity or enforceability of the pledge thereof to the Lender;

THEN

          (i) Upon the occurrence of any Event of Default described in subsections F or G of Section 7.1, the unpaid principal amount of and accrued interest on the Note and any fees due hereunder shall automatically become due and payable, without presentment, demand, notice or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the obligation of Lender to make any further Advances shall thereupon terminate.

          (ii) Upon the occurrence of any Event of Default (other than those described in subsection F or G of Section 7.1), Lender may, by written notice to Borrower, declare the unpaid principal amount of and accrued interest on the Note and any fees due hereunder to be due and payable whereupon the same shall forthwith become due and payable, without presentment, demand, notice or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the obligation of Lender to make any further Advances shall thereupon terminate. Failure of Lender to provide any such notice shall not limit or otherwise affect the rights of Lender hereunder.

          (iii) Upon the occurrence of any Event of Default, Lender may do any of the following:

          (a) Collect by legal proceedings all interest, principal payments and other sums payable with respect to any outstanding Advance.

          (b) Foreclose upon or otherwise enforce its security interest in and Lien on the Collateral pursuant to this Agreement.

          (c) Sell the Collateral in one or more lots, at one or more times, at public or private sales, in an established market therefor or otherwise, as Lender may elect, at such prices and on such terms, as to cash or credit, as Lender may deem proper, provided that every aspect of such sale or sales is commercially reasonable. With respect to any such sale or sales, a securitization of any or all of the Collateral shall be deemed to be commercially reasonable. Any sale may be made at any place designated by Lender, and Lender shall have the right to become the purchaser at any such sale which is open to the public and, to the extent permitted by law, private sales. If notice is given of the sale of any Collateral, it is agreed that notice shall be satisfactorily given for all purposes if Lender sends, via facsimile transmission, a copy of such notice to Borrower not less than fifteen (15) days prior to such sale. The foregoing notice provisions shall not preclude Lender's rights to foreclose upon the Collateral in any other manner permitted under the Uniform Commercial Code of the State of New York; provided that a sale of the Collateral in accordance with such notice requirements shall be deemed a disposal of the Collateral in a commercially reasonable manner. Lender shall have the right in connection with the Collateral either to sell the same as above provided, or to foreclose, sue upon, or otherwise seek to enforce the same in its own name or in the name of Borrower as provided herein. Subject to the foregoing provisions of this paragraph, after an Event of Default shall occur and be continuing, Lender shall have the right to renew, extend the time of payment of, or otherwise amend, supplement, settle or compromise, in any manner, any obligations for the payment of money included in the Collateral, any security therefor and any other agreements, instruments, claims or chooses in action of any kind which may be included in the Collateral. Each purchaser at any sale or other disposition shall hold the Collateral free from any claim or right of whatever kind, including any equity or right of redemption of Borrower, and Borrower specifically waives (to the extent permitted by law) all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted.

          (d) Take possession of all or any portion of the Collateral that is not already in the possession of Lender, and Borrower agrees to assemble and make available the Collateral to Lender at a convenient location. Lender may manage and protect the Collateral, do any acts which Lender deems proper to protect the Collateral as security hereunder, and sue upon any contract or claim relating to the Collateral and receive any payments due thereon or any damages thereunder, and apply all sums received to the payment of the Obligations secured hereby in accordance with Section 7.2.

          (e) Be entitled, without regard to the adequacy of the security for the Obligations secured hereby, to the appointment of a receiver by any court having jurisdiction, and without notice, to take possession of and protect, collect, manage, liquidate and sell the Collateral or any portion thereof, collect the payments due with respect to the Collateral or any portion thereof, and do anything that Lender is authorized with respect thereto to do.

          (f) Grant extensions of time, make any compromise or settlement it deems desirable with respect to the Collateral, or waive or release any security interest in Collateral.

          (g) Exercise all rights and remedies of a secured creditor under the Uniform Commercial Code.

          (h) Require Borrower to pursue, to the extent applicable, in its own name but for the benefit of Lender, any one or more of the remedies described in
(a) through (g) above.

          (i) All remedies are cumulative. Any failure on the part of Lender to exercise or any delay in exercising any right hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right hereunder preclude any other exercise thereof or the exercise of any other right.

          7.2  Application of Proceeds.  Any money collected by Lender pursuant
               -----------------------
to this Article VII (whether upon voluntary payment, foreclosure or otherwise) shall be promptly applied as follows unless otherwise required by provisions of applicable law:

          (i) first, to the payment of all expenses incurred by Lender under this Agreement and in enforcing its rights hereunder, including all costs and expenses of collection, attorneys' fees, court costs, and foreclosure expenses;

          (ii) next, to the payment of all principal and interest due and unpaid on any Advance;

          (iii) next, to the payment of any other Obligations owed by Borrower to Lender; and

          (iv) next, to Borrower or as a court of competent jurisdiction may direct.


                                  ARTICLE VIII
                                  ------------
                                 MISCELLANEOUS
                                 -------------

          8.1  Expenses.  Borrower agrees to pay on demand (i) all costs and
               --------
expenses in connection with the preparation and negotiation of any Document, the Custody Agreement, the Commitment Letter, the Guaranties and the Pledge Agreement and any amendments hereto or thereto, including the legal fees and expenses of counsel to Lender, (ii) all the actual costs and expenses of creating and perfecting Liens in favor of Lender, pursuant to this Agreement, including filing and recording fees and expenses, reasonable fees and expenses of counsel for providing such opinions as Lender may reasonably request; and
(iii) after the occurrence of an Event of Default, all costs and expenses (including reasonable attorneys' fees and costs of settlement) incurred by Lender in enforcing any Obligations of or in collecting any payments due from Borrower hereunder or under the Note by reason of such Event of Default. Reasonable attorneys' fees, expenses and disbursements incurred in enforcing, or on appeal from, a judgment pursuant hereto shall be recoverable separately from and in addition to any other amount included in such judgment, and this clause is intended to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

          8.2  Indemnity by Borrower.
               ---------------------

          A.  Indemnification by Borrower.  Borrower agrees to indemnify, pay
              ---------------------------
and hold harmless Lender and the officers, directors, employees and agents of Lender and its Affiliates (collectively called the "Indemnitees"), from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitee, in any manner relating to or arising out of the use or intended use of the proceeds of the Advances or on account of the Collateral taken hereunder (the "Indemnified Liabilities"); provided that Borrower shall have no obligation hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of any such Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

          B.  Claims. If any claim is made, or any action, suit or proceeding is
              ------
brought against any Person indemnified pursuant to this Section 8.2, the Indemnitee shall notify Borrower of such claim or of the commencement of such action, suit or proceeding, and Borrower will assume the defense of such action, suit or proceeding, employing counsel selected by Borrower and reasonably satisfactory to such Indemnitee and pay the fees and expenses of such counsel; provided, however, that if counsel to the Indemnitee shall determine that, due to conflicts in the liabilities or defenses of Borrower and Lender, Lender should retain its own counsel, Lender shall have the right to retain counsel and the reasonable fees and expenses of such counsel shall be for the account of Borrower.

          8.3  Amendments and Waivers.  No amendment, modification, termination
               ----------------------
or waiver of any provision of this Agreement or of the Note, or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Lender.

          8.4  Notices.  All notices, requests or demands required or permitted
               -------
to be given hereunder shall be in writing, and shall be deemed effective (a) upon hand delivery, if hand delivered; (b) one (1) business day after such are deposited for delivery via Federal Express or other nationally recognized overnight courier service; or (c) three (3) business days after such are deposited in the United States mails, certified or registered mail, all with delivery charges and/or postage prepaid, and addressed as set forth on the signature page hereof, or to such other address as either party may, from time to time, designate in writing. Written notice may be given by facsimile to the facsimile number set forth on the signature page hereof, or to such other facsimile number as either party may designate, from time to time, in writing, provided that such notice shall not be deemed effective unless it is confirmed within 24 hours by hand delivery, courier delivery or mailing or a copy of such notice in accordance with the requirements set forth above.

          8.5  Attorneys' Fees.  Subject to Sections 8.1 and 8.2, if any party
               ---------------
hereto commences litigation for the interpretation, enforcement, termination, cancellation or rescission hereof, or for damages for the breach hereof, the prevailing party in such action shall be entitled to its reasonable attorneys' fees and court and other costs incurred, to be paid by the losing party as fixed by the court or in a separate action brought for that purpose.

          8.6  Survival of Warranties and Certain Agreements.
               ---------------------------------------------

          A.  Agreement.  All covenants, agreements, representations and
              ---------
     warranties made herein shall survive the execution and delivery of this Agreement, the making of the Advances hereunder and the execution and delivery of the Note.

          B. Termination.  Notwithstanding anything in this Agreement or implied
             -----------
     by law to the contrary, the agreements of Borrower set forth in Sections
     8.1 and 8.2 shall survive the payment of the Advances and the Note and the termination of this Agreement.

     8.7  Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or
          -----------------------------------------------------
delay on the part of Lender in the exercise of any power, right or privilege hereunder or under the Note shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Documents or the Note are cumulative to and not exclusive of any rights or remedies otherwise available.

     8.8  Severability.  In case any provision in or obligation under this
          ------------
Agreement or the Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligations in any other jurisdiction, shall not in any way be affected or impaired thereby.

     8.9  Headings.  Article, section and subsection headings in this Agreement
          --------
are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     8.10 Applicable Law.  This Agreement, the Commitment Letter, the Custody
          --------------
Agreement and the Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York, without giving effect to any conflict of laws principles thereof.

     8.11 Successors and Assigns: Subsequent Holders of Note.  This Agreement
          --------------------------------------------------
shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lender. The terms and provisions of this Agreement shall inure to the benefit of any assignee or transferee of the Note, and in the event of such transfer or assignment, the rights and privileges herein conferred upon Lender shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Borrower's rights, obligations or any interest therein hereunder may not be assigned without the express written consent of Lender.

     8.12 Counterparts; Effectiveness.  This Agreement and any amendments,
          ---------------------------
waivers, consents, or supplements may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     8.13 SUBMISSION TO JURISDICTION; WAIVER OF TRIAL BY JURY. WITH RESPECT TO
          ---------------------------------------------------
ANY CLAIM ARISING OUT OF THIS AGREEMENT (A) EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE

SOUTHERN DISTRICT OF NEW YORK, AND (B) EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING HERETO BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM AND FURTHER IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER AND LENDER EACH IRREVOCABLY WAIVE ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

     8.14 Representation by Counsel.  Borrower hereby acknowledges to Lender
          -------------------------
that Borrower has been represented by counsel during the course of the negotiation of this Agreement and the other Documents.

     WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                              ALL SEASONS RESORTS, INC.
                              Borrower

                              By: /s/ Gary L. Hughes
                                 -----------------------------
                              Name:  Gary L. Hughes
                              Title:  President


                              Notice Address:

                              P.O. Box 1243
                              Sedona, Arizona  96339

                              Attention:  Chief Financial Officer

                              Telephone:_________________

                              Telecopier:________________

                              with a copy to:

                              the Attention of Portfolio Manager

                              CONTITRADE SERVICES L.L.C.

                              By: /s/ Jerome M. Perelson
                                 ---------------------------------

                              Name:  Jerome M. Perelson
                              Title:  Authorized Signatory

                              By: /s/ Peter Abeles
                                 ----------------------------------
                              Name:  Peter Abeles
                              Title:  Authorized Signatory

                              Notice Address:

                              277 Park Avenue
                              New York, New York  10172
                              Attention:  Chief Counsel

                              Telephone:  (212)
                              Telecopier: (212)

                                                                       EXHIBIT B

                                PROMISSORY NOTE

$25,000,000.00                                    New York, New York
                                                              Dated:      , 1995

    FOR VALUE RECEIVED, the undersigned ALL SEASONS RESORTS, INC. having its principal place of business at 561 Highway 179, Sedona, Arizona ("Borrower"), promises to pay to the order of ContiTrade Services L.L.C., a Delaware limited liability company, with its principal office at 277 Park Avenue, New York, New York 10172 ("Lender"), at Lender's principal office or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum TWENTY-FIVE MILLION and 00/100 DOLLARS ($25,000,000.00) or the unpaid principal amount of each advance ("Advance") made by Lender to Borrower and recorded on the schedule attached hereto, whichever is less, plus interest, as provided herein.

    Borrower shall pay to Lender interest on each Advance from time to time outstanding at a rate per annum equal to that rate which is three percent (3.00%) in excess of LIBOR (as defined below). Such interest shall be due and payable monthly in arrears commencing on the first Distribution Date (as defined in the Loan Agreement) following the applicable date of an Advance and continuing on each Distribution Date until and including payment in full of the unpaid principal amount of such Advance plus accrued interest thereon. As used herein, the term "LIBOR" means, as of 11:00 a.m. London time on any date of
                  -----
determination, the London interbank offered rate for one month United States dollar deposits as indicated on Telerate page 3750. If LIBOR cannot be so determined, then LIBOR shall mean the rate so quoted on such date and time by the Union Bank of Switzerland.

    With respect to each Advance, Borrower shall pay to Lender on each Distribution Date the Current Principal Amount (as defined in the Loan Agreement) and on any of (i) the date set forth as the "Advance Maturity Date" on the schedule attached hereto, (ii) ninety (90) days after the Advance Maturity Date or (iii) a date, after the Advance Maturity Date but prior to ninety (90) days after the Advance Maturity Date, provided Borrower has notified Lender of such date not less than five (5) days prior to such date, in full the outstanding principal amount of such Advance.

    All Advances made by Lender hereunder and all payments made on account of the principal hereof shall be recorded by Lender on the schedule attached to this Note and any such recordation shall constitute prima facie evidence of the
                                                    ----- -----
accuracy of the amount so recorded (provided that any failure by Lender to make any such notation on such schedule shall not affect the obligations of Borrower hereunder).

    If any amount due hereunder is not paid when due (whether at stated maturity, by acceleration or otherwise) or within any applicable grace period, to the extent permitted by applicable law, such amount shall thereafter bear interest payable on demand at a default interest rate of one month LIBOR plus 500 basis points.

    Interest shall be computed for the actual number of days elapsed on the basis of a 360-day year. In no event shall interest be chargeable or collectible hereunder in excess of the maximum lawful rate under applicable law.

    Borrower promises to pay the holder hereof all costs and expenses of collection of this Note and to pay all reasonable attorney's fees incurred in such collection or in any suit or action to collect this Note and any appeal thereof.

    The provisions of this Note shall inure to the benefit of Lender and its successors and assigns and be binding on Borrower and its successors and assigns. This Note shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, performance and validity. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note. No failure or delays by Lender in the exercise of any power or right under this Note shall operate as a waiver thereof, and no exercise or waiver of any single power or right, or the partial exercise thereof, shall affect Lender's rights with respect to any and all other rights and powers.

    Borrower hereby irrevocably consents and submits to the nonexclusive jurisdiction and venue of any State or Federal Court sitting in New York County over any action or proceeding arising out of or relating to this Note or any document or instrument delivered in connection herewith, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such State or Federal Court. Borrower waives any objection to any action or proceeding in any State or Federal Court sitting in New York County on the basis of forum non conveniens. Borrower hereby waives the right to trial by jury, rights of set-off and rights to interpose counterclaims of any nature, except for compulsory counterclaims. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Borrower further agrees that any action or proceeding brought against Lender shall be brought only in any State or Federal Court sitting in New York County. Borrower further agrees that in Lender's discretion, it may serve legal process in any other manner permitted by law and may bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction.

    The unenforceability or invalidity of any provision or provisions of this Note shall not render any other provision or provisions herein contained unenforceable or invalid.

    This Note evidences Indebtedness incurred under the Loan and Security Agreement, dated as of July 13, 1995 ("Loan Agreement"), between Borrower and Lender to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Payment of this
Note is secured by the Collateral (as defined in the Loan Agreement), and reference is hereby made to the Loan Agreement for a description of the Collateral and the nature and extent of the collateral security and the rights of the Lender in respect of such collateral security. Unless otherwise defined, terms used herein have the meanings provided in the Loan Agreement.

    This Note cannot be amended, modified or changed in any way except by a written instrument executed by both Borrower and Lender.

                              ALL SEASONS RESORTS, INC.

                              By:_____________________________________
                                 Name:
                                 Title:



State of _____________        )
                              ):
County of ____________        )


    On this ____ day of ________________, 199__, before me personally appeared ____________________________________ to me known who, being duly sworn did depose and say that he/she is the _________________ of ____________________________, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal and that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                              ----------------------------
                              Notary Public

                  Form of Schedule to Promissory Note omitted

The following Exhibits are not included:

Exhibit A                     Form of Compliance Certificate
Exhibit C                     Form of Lender's Incumbency Certificate
Exhibit D                     Borrower's Officer's Certificates
Exhibit E                     Form of Mortgage and Mortgage Note
Exhibit F                     Borrower's Wire Instructions
Exhibit G                     Litigation Matters
Exhibit H                     Borrower's Underwriting Guidelines
Exhibit I                     Form of Servicing Report

Schedule A                    Affiliates of Borrower

                    AMENDMENT TO LOAN AND SECURITY AGREEMENT
                    ----------------------------------------

    This AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "Agreement") is dated as of January 10, 1996 between ALL SEASONS RESORTS, INC., an Arizona corporation ("Borrower") and CONTITRADE SERVICES L.L.C., a Delaware limited liability company ("Lender").

                                    RECITALS
                                    --------

    WHEREAS, Borrower and Lender entered into that certain Loan and Security Agreement, dated as of July 13, 1995 (the "Loan Agreement"), to finance originations and purchases of certain mortgage loans, each secured by an interest in real property;

    WHEREAS, Borrower desires to amend the Loan Agreement to finance the acquisition and development of the Scottsdale Villa Mirage Resort Condominiums, such financing to be secured by the mortgage loans securing the Loan Agreement and certain additional collateral and Lender desires to provide such additional financing to Borrower;

    NOW THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   AGREEMENT
                                   ---------

                                   ARTICLE I
                                   ---------
                                  DEFINITIONS
                                  -----------

    A.    Certain Defined Terms.  Capitalized terms used but not otherwise
          ---------------------
defined herein shall have the meanings ascribed to them in the Loan Agreement. The following terms shall have the following meanings and such terms and meanings shall replace in their entirety the respective terms in the Loan
Agreement:

    "Advance Maturity Date" means December 15, 1996, as such date may be extended by Lender in its sole discretion by notice to be delivered to Borrower not later than sixty (60) days prior to such date.

    "Additional Collateral" means all of (i) Borrower's right, title and interest in and to the Marine Reserve Fund, the Membership Interests pledged to Lender pursuant to the Collateral Assignment and the Membership Interest Assignment, respectively, (ii) the Desert Guaranty, as secured by the Mortgage (as defined herein) and (iii) Sangar's right, title and interest in and to the Pledged Collateral (as such term is defined in the Pledge Agreement) pledged to Lender pursuant to the Pledge Agreement.

    "ASDI" means All Seasons Development, Inc.

    "AVCOM" means AVCOM International, Inc.

    "Construction Loan" means the $4,350,000 revolving loan secured by that certain Deed of Trust and Assignment of Rents with Security Agreement and Financing Statement from Desert Princess to Trustee (as defined therein) for the benefit of Huntington Banks of Michigan, dated December 13, 1995.

    "Collateral Assignment" means the Collateral Assignment of Reserve Account and Payment Rights, dated January 10, 1996, between Borrower and Lender.

    "Desert Guaranty" means the Guaranty Agreement, dated as of January 10, 1996, between Desert Princess and Lender.

    "Desert Princess" means Desert Princess Resort L.L.C., an Arizona limited liability company.

    "Documents" means this Agreement, the Loan Agreement, the Guaranty, the Custody Agreement, the Pledge Agreement dated July 13, 1995, the Pledge Agreement dated as of the date hereof, the Subservicing Agreement, the Commitment Letter, the Desert Guaranty, the Mortgage, the Profit Sharing Agreement, the Escrow Agreement, the Membership Interest Assignment and the Collateral Assignment.

    "Escrow Agreement" means the Escrow Agreement, dated as of January 10, 1996, among Transamerica Title Insurance Company, Borrower and Lender.

    "Marine Reserve Fund" means (i) the Reserve Account established pursuant to that certain Agreement of Finance between Marine Midland Bank, N.A. ("Marine") and Borrower dated December 6, 1993, as amended, by which Borrower assumed the liabilities of Villashare Partners Limited Partnership under that certain Agreement of Finance, dated July 15, 1993; (ii) any interest differential to be paid to Borrower by Marine pursuant to the Agreements (as such term is defined in the Collateral Assignment) and (iii) the proceeds and products of the foregoing.

    "Membership Interest Assignment" means the Membership Interest Assignment dated January 10, 1996, between Borrower, RPM and Lender.

    "Membership Interests means all of Borrower's right, title and interest in and to an Assignment of Members' Interests dated as of March 1, 1995.

    "Mortgage" means the Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing from Desert Princess to Transamerica Title Insurance Company for the benefit of Lender, dated as of January 10, 1996 relating to the Scottsdale Villa Mirage Timeshare Resort Land.

    "Pledge Agreement" means the Pledge Agreement dated January 10, 1996 between Sangar Investment Company, L.L.C. and Lender.

    "Profit Sharing Agreement" means the Profit Sharing Agreement, dated as of January 10, 1996, between Desert Princess, Borrower and Lender.

    "RPM" means RPM Services, Inc., a subsidiary of Borrower.

    "Sales Agreement" means the Agreement, dated January 24, 1995, between A11 Seasons Development Incorporated ("ASDI") and Desert Princess Resorts L.L.C., ("Desert Princess") as amended by the First Amendment to Agreement, dated February 2, 1995, between ASDI and Desert Princess, as amended by the Second Amendment to Agreement, dated February 24, 1995, between ASDI and Desert Princess, as amended by the Third Amendment to Agreement, dated October 9, 1995, between ASDI and Desert Princess.

    "Sangar" means Sangar Investment Company, L.L.C., an Arizona limited liability company.

    "Scottsdale Villa Mirage Timeshare Resort Land" means the property described in Exhibit A to the Mortgage.

                                   ARTICLE II
                                   ----------

                           [intentionally left blank]

                                  ARTICLE III
                                  -----------
                         BORROWING AND REPAYMENTS; NOTE
                         ------------------------------

    A. Section 3.2B of the Loan Agreement is hereby deleted and the following substituted therefore:

    "B.   Advances.  On each Advance Date hereafter, if all conditions set forth
          --------
in Section 4.2 of this Agreement have been satisfied, Lender shall make an Advance to Borrower by causing an amount of immediately available funds equal to the amount of the proposed Advance to be paid in accordance with Borrower's wire instructions set forth on Exhibit F hereto. Until the Outstanding Principal Balance of the Mortgage Loans to be pledged as Collateral for such Advance and heretofore pledged as Collateral for Advances heretofore made in accordance with the terms of the Loan Agreement is equal to $16 million, the amount of the proposed Advance shall not exceed 100% of the Outstanding Principal Balance of such Mortgage Loans. If the Outstanding Principal Balance of the Mortgage Loans to be pledged as Collateral for such Advance and heretofore pledged as Collateral for Advances heretofore made in accordance with the terms of the Loan Agreement exceeds $16 million, the amount of the proposed Advance shall not exceed 90% of the Outstanding Principal Balance of such Mortgage Loans. On the date of this Amendment, Lender shall make an Advance in the amount of 10% of the outstanding Principal Balance of the Mortgage Loans heretofore pledged as Collateral, in an amount not to exceed $1.6 million (less any amounts to be deducted therefrom pursuant to the terms hereof). If the Commitment Letter is in effect and Borrower satisfies all the conditions of Section 4.2 of this Agreement after 11:00 a.m., New York City time, on a Business Day, Lender shall use its best efforts to make an Advance to Borrower not later than 4:30 p.m., New York City time, on the next succeeding Business Day, but in no event later than 4:30 p.m., New York City time, on the second succeeding Business Day. If the Commitment Letter is not in effect, Lender will have no obligations to make an Advance to Borrower even if Borrower has satisfied all the conditions set forth in Section 4.2. Lender will send, via facsimile transmission, a copy of the schedule attached to the Note updated to reflect such Advance and the applicable rate of interest. To the extent that an Advance is made by Lender to Borrower on the Interest Maturity Date of a prior Advance, Lender shall calculate the net amount payable and shall send Borrower a confirmation detailing Lender's calculation and setting forth the net amount to be received or paid by Borrower including, without limitation, amounts payable under the Note."

                                   ARTICLE IV
                                   ----------
                           CONDITIONS TO THE ADVANCES
                           --------------------------

    A. The obligation of Lender to make or maintain any Advance on or after the date hereof is, in addition to the conditions precedent specified in the Loan Agreement, subject to prior or concurrent satisfaction of the following conditions:

    1. On or before the date hereof, Borrower shall deliver, or cause to be delivered, to Lender:

    (i) a resolution of its Board of Directors approving and authorizing the execution, delivery and performance of the Documents;

    (ii) a resolution of the members of Desert Princess approving and authorizing the execution, delivery and performance of the Documents;

    (iii) an Officer's Certificate substantially in the form of Exhibit C;

    (iv) executed copies of the Collateral Assignment, Desert Guaranty, Mortgage, Pledge Agreement, Profit Sharing Agreement, Escrow Agreement, Membership Interest Assignment and this Agreement and such opinions of counsel and Officer's Certificates as reasonably required by Lender's counsel with respect to such documents;

    (v) such executed financing statement as Lender may require for filing pursuant to the Uniform Commercial Code;

    (vi)  the Additional Collateral;

    (vii) executed copies of the consent from Huntington Banks of Michigan relating to the Mortgage;

    (vii) survey of Scottsdale Villa Mirage Resort Land certified to Lender and in form acceptable to Lender;

    (viii) title policy relating to Scottsdale Villa Mirage Resort Land in form acceptable to Lender; and

    (ix) executed copies of the subordination agreement relating to the mortgage in connection with the Scottsdale Villa Mirage Resort Land held by RPM.

    2. All actions and documents required to create and perfect the Lender's security interest, in the case of the Marine Reserve Account, and second priority security interest, in the case of the Scottsdale Villa Mirage Timeshare Resort Land, and Liens in the Additional Collateral shall have been duly authorized and executed and delivered or taken and all filings with governmental agencies shall have been made or taken and completed.

    3. Lender shall have received $200,000 from Borrower as a nonrefundable commitment fee, in immediately available funds, which fee, if not previously paid, shall be netted out of the Advance required to be paid to Borrower hereunder.

                                   ARTICLE V
                                   ---------
                                    SECURITY
                                    --------

    A. Section 5.1 of the Loan Agreement is deleted in its entirety and the following substituted therefore:

    "5.1  Grant of Security Interest.  To secure the payment of the Advances and
          --------------------------
the performance of the other Obligations, Borrower pledges and hypothecates to Lender and grants a continuing lien on and a first priority security interest in favor of Lender, in all of Borrower's right, title and interest in and to the Collateral and Additional Collateral; provided that with respect to the Marine Reserve Fund and the Scottsdale Villa Mirage Timeshare Resort Land, Borrower grants a second priority security interest in favor Lender in all of Borrower's right, title and interest in and to the Marine Reserve Fund and the Scottsdale Villa Mirage Timeshare Resort Land, respectively."

    B. Section 5.4 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefore:

    "5.4  Security for Obligations.  This Agreement shall create a continuing
          ------------------------
security interest in the Collateral and the Additional Collateral and shall (i) remain in full force and effect until payment in full of all Obligations, (ii) be binding upon Borrower, its successors and assigns, and (iii) inure to the benefit of Lender and it successors, transferees and assigns. Upon the payment in full of the Obligations, Borrower shall be entitled to the return, upon its request and at its expense, of such of the Collateral and Additional Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof; provided that, when and if the amount of the Obligations is less than or equal
-------------
to 90% of the Outstanding Principal Balance of the Mortgage Loans to be pledged as Collateral for any Advances made hereunder or heretofore pledged as Collateral for any Advances heretofore made in accordance with the Loan Agreement, Borrower shall be entitled to the return, upon its request and at its expense, of such of the Additional Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof."

    C. Section 5.5 of the Loan Agreement is hereby and deleted and the following substituted therefore:

    "5.5  Substitute Mortgage Loans.  If, while the Commitment Letter is in
          -------------------------
effect, a Mortgage Loan shall fail to comply with the representations and warranties set forth in Section 2.2 or shall become 90 or more days delinquent in respect of any payment of principal or interest or if the Custodian does not receive an original Mortgage Note with respect to a Mortgage Loan pursuant to
Section 5.6 hereof (each, a "Defective Mortgage Loan"), Borrower shall within five (5) Business Days from the date each such Mortgage Loan became a Defective Mortgage Loan, either (i) immediately prepay to Lender under the Note (in immediately available funds) an amount equal to 100% of the Outstanding Principal Balance of the related Mortgage Note plus interest at the rate specified in Section 3.3 hereof on the principal amount being repaid from the date of the Advance relating to such Mortgage Loan or the most recent Interest Maturity Date (whichever is later) to the date of such prepayment or (ii) pledge to Lender, in substitution for such Defective Mortgage Loan, a Substitute Mortgage Loan. A substitution of a Mortgage Loan shall be effective upon the receipt by Lender of a Trust Receipt from the Custodian pursuant to the terms of the Custody Agreement. Notwithstanding the foregoing, when and if the amount of the Obligations is less than or equal to 90% of the Outstanding Principal Balance of the Mortgage Loans pledged as Collateral for any Advances hereunder, any prepayment under (i) above shall be an amount equal to 90% of the Outstanding Principal Balance of the related Mortgage Note plus interest as described therein."

                                   ARTICLE VI
                                   ----------
                             COVENANTS OF BORROWER
                             ---------------------

    A. For so long as this Agreement is in effect, Borrower covenants and agrees, unless Lender shall otherwise give prior written consent, not to amend, alter, or change in any way the terms or provisions of the Construction Loan or the Sales Agreement.

                                  ARTICLE VII
                                  -----------
                               EVENTS OF DEFAULT
                               -----------------

    A. Section 7.1J. of the Loan Agreement is hereby amended by inserting "or the Additional Collateral" following the word "Collateral" and preceding the word "shall" in line two thereof.

    B. Section 7.1K. of the Loan Agreement is hereby amended by inserting ", the Additional Collateral" following the word "Collateral" and preceding the "or" in line two thereof and inserting "or the Additional Collateral" following the word "Collateral" and preceding the word "or" in line seven thereof.

    C. Section 7.1K (iii)(b) of the Loan Agreement is hereby amended by inserting "and the Additional Collateral" following the word "Collateral" and preceding the word "pursuant" in line two thereof.

    D. Section 7.1K.(iii)(c) of the Loan Agreement is hereby amended by inserting "or the Additional Collateral" following the word "Collateral" and preceding the word "in" in line one thereof, after the word "Collateral" and preceding the word "shall" in line seven thereof, after the word "Collateral" and preceding the word ", it" in line twelve thereof, after the word

"Collateral" and preceding the word "in" in line seventeen thereof, after the word "Collateral" and preceding the word "in" in line twenty thereof, after the word "Collateral" and preceding the word ""in" in line twenty-one thereof, after the word "Collateral" and preceding the word "either" in line twenty-three thereof, after the word "Collateral" and preceding the word ", any" in line thirty-one thereof, after the word "Collateral" and preceding the word ". Each" in line thirty-three thereof and after the word "Collateral" and preceding the word "free" in line thirty-five thereof.

    E. Section 7.1K.(iii)(d) of the Loan Agreement is hereby amended by inserting "and the Additional Collateral" following the word "Collateral" and preceding the word "that" in line two thereof, following the word "Collateral" and preceding the word "to" in line four thereof, following the word "Collateral" and preceding the word ", do" in line five thereof and following the word "Collateral" and preceding the word "as" in line six thereof. Section 7.1K(iii)(d) of the Loan Agreement is hereby amended by inserting "or the Additional Collateral" following the word "Collateral" and preceding the word "and" in line seven thereof.

    F. Section 7.1K (iii)(e) of the Loan Agreement is hereby amended by inserting "and the Additional Collateral" following the word "Collateral" and preceding the word "or" in line five thereof and following the word "Collateral" and preceding the word "or" in line seven thereof.

    G. Section 7.1K (iii)(f) of the Loan Agreement is hereby amended by inserting "or the Additional Collateral" following the word "Collateral" and preceding the word ", or" in line three thereof and following the word "Collateral" and preceding the period in line four thereof.

                                  ARTICLE VIII
                                  ------------
                                 MISCELLANEOUS
                                 -------------

    A.    Expenses.  Borrower agrees to pay on demand (i) all costs and expenses
          --------
in connection with the preparation and negotiation of this Agreement, the Desert Guaranty, the Mortgage, the Profit Sharing Agreement, the Membership Interest Assignment, the Pledge Agreement and the Collateral Assignment and any amendments hereto or thereto, including the legal fees and expenses of counsel to Lender, (ii) all the actual costs and expenses of creating and perfecting Liens in favor of Lender, pursuant to this Agreement, including filing and recording fees and expenses, fees and expenses of counsel for providing such opinions as Lender may reasonably request.

    B.    Representation by Counsel.  Borrower hereby acknowledges to lender
          -------------------------
that Borrower has been represented by counsel during the course of the negotiation of this Agreement and the other Documents.

    WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                              ALL SEASONS RESORTS, INC.
                              Borrower

                              By:     /s/ Gary L. Hughes
                                 ---------------------------------------
                              Name:   Gary L. Hughes
                              Title:  President

                              Notice Address:

                              561 Highway 179
                              Sedona, Arizona 86336
                              Attention: Chief Financial Officer

                              Telephone:_________________
                              Facsimile:__________________

                              with a copy to:

                              the Attention of Portfolio Manager

                              CONTITRADE SERVICES L.L.C.
                              Lender

                              By:   /s/ James E. Moore
                                 -------------------------------
                              Name:  James E. Moore
                              Title: Authorized Signatory

                              By:   /s/ Jerome M. Perelson
                                 -------------------------------
                              Name:  Jerome M. Perelson
                              Title: Authorized Signatory

                              Notice Address;

                              277 Park Avenue
                              New York, New York 10172
                              Attention: Chief Counsel

                              Telephone:________________
                              Facsimile:_________________

                SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

    THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is dated as of September 10, 1996 between ALL SEASONS RESORTS, INC., an Arizona corporation ("Borrower") and CONTITRADE SERVICES L.L.C., a Delaware limited liability company ("Lender").

                                    RECITALS
                                    --------

    WHEREAS, Borrower and Lender entered into that certain Loan and Security Agreement, dated as of July 13, 1995 (the "Loan Agreement"), to finance originations and purchases of certain mortgage loans, each secured by an interest in real property;

    WHEREAS, Borrower and Lender entered into that certain Amendment to the Loan Agreement, dated January 10, 1996;

    WHEREAS, Borrower desires to further amend the Loan Agreement to finance the acquisition and development of the Magic Tree Resort in Osceola County, Florida, Sunburst Condominiums in Steamboat Springs, Colorado, Villas on the Lake in Montgomery, Texas, North Bay at Lake Arrowhead, Kauai Beach Villas in Kauai, Hawaii and Tahoe Seasons Resort in South Lake Tahoe, California, such financing to be secured by the mortgage loans securing the Loan Agreement and certain additional collateral and Lender desires to provide such additional financing to Borrower; and

    WHEREAS, Borrower and Lender desire to further amend the Loan Agreement as provided herein.

    NOW THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   AGREEMENT
                                   ---------

                                   ARTICLE I
                                   ---------
                                  DEFINITIONS
                                  -----------

    A.   Certain Defined Terms.  Capitalized Terms used but not otherwise
         ---------------------
defined herein shall have the meanings ascribed to them in the Loan Agreement. The following terms shall have the respective meanings and such terms and meanings shall replace in their entirety the respective terms in the Loan
Agreement:

    "Advance Maturity Date" means September 16, 1997, as such date may be extended by Lender in its sole discretion by notice to be delivered to Borrower not later than sixty (60) days prior to such date.

    "Note" means the Amended and Restated Promissory Note executed by Borrower in favor of Lender pursuant to Section 3.3 hereof and substantially in the form of Exhibit A to the Amendment to Loan and Security Agreement, dated as of September 10, 1996, between Borrower and Lender.

    "Resorts" means the respective land, buildings and appurtenant rights of Villas at Poco Diablo, Villas of Sedona, Sedona Springs Resort, Sedona Summit Resort, Sedona Golf and Tennis, Scottsdale Villa Mirage Resort, Tahoe Beach and Ski Club, St. Augustine Beach Club, Magic Tree Resort, Sunburst Condominiums, Tahoe Seasons Resort, Villas on the Lake and North Bay at Lake Arrowhead and Kauai Beach Villas, each as created by a declaration of condominium or similar document recorded in the public records of the county in which such resort is located, or such other resort as Lender may approve, from time to time, in its own discretion.

                                   ARTICLE II
                                   ----------
                   BORROWER'S REPRESENTATIONS AND WARRANTIES
                   -----------------------------------------
                              AS TO MORTGAGE LOANS
                              --------------------

    A.   Section 2.2 of the Loan Agreement is hereby amended to add a new
Section 2.2(AK), that reads:

    "AK. The aggregate Outstanding Principal Balance of Mortgage Loans relating to all of Magic Tree Resort, Sunburst Condominiums, Tahoe Seasons Resort, Villas on the Lake, North Bay at Lake Arrowhead, and Kauai Beach Villas does not exceed 10% of all Mortgage Loans."

    B. Section 2.2 of the Loan Agreement is hereby further amended to add a new Section 2.2(AL), that reads:

    "AL. The aggregate Outstanding Principal Balance of Mortgage Loans relating to any of Magic Tree, Sunburst Condominiums, Tahoe Seasons Resort, Villas on the Lake, North Bay at Lake Arrowhead and Kauai Beach Villas, does not exceed 5.0% of all Mortgage Loans."

    C.   Section 6.1(iii) of the Loan Agreement is hereby amended to add a new
Section 6.1(iii)(a)(III), that reads:

    "and (III) stating the identity of the owner of Westpro Research Corporation ("Westpro") and that no more than $75,000 has been paid to Westpro during the preceding calendar year."

    D. Section 6.7(B) is hereby amended and restated to read in full as follows:

    "B.  Indebtedness Ratio.  Borrower will not permit the ratio of its
         ------------------
liabilities (defined as the sum of (i) liabilities as calculated in accordance with GAAP and (ii) the sum of (1) the product of (x) contingent liabilities related to the sale with recourse of Mortgage Loans related to Timeshare Estates and (y) .20 and (2) all other contingent liabilities) to Tangible Net Worth (as calculated in accordance with GAAP) to equal or exceed 15 to 1."

    E.   Section 6.15 is hereby amended and restated to read in full as follows:

    "6.15  Dividends; Bonuses.  Neither the Borrower, any of its direct or
           ------------------
indirect subsidiaries, nor the parent (AVCOM International, Inc.) shall, without the prior written consent of Lender, (i) pay any cash dividend to its respective shareholders, (ii) pay cash bonuses to any officer or director in excess of $250,000, or (iii) make any loans or advances to, investments in, or guaranties of any obligations of, any Person, except in the ordinary course of Borrower's business."

    F.   Conditions to Effectiveness of this Amendment.  (1)  On or before the
         ---------------------------------------------
date of execution of this Amendment (the "Effective Date"), Borrower shall deliver to Lender:

    (i) A resolution of its Board of Directors approving and authorizing the execution, delivery and performance of this Amendment and approving and authorizing the execution, delivery and payment of the Note;

    (ii) an Officer's Certificate substantially in the form of Exhibit B hereto;

    (iii)  an executed copy of this Amendment and the executed Note; and

    (iv) the Collateral;

(2) All actions and documents required to create and perfect the Lender's first priority security interest and Liens in the Collateral shall have been duly authorized and executed and delivered or taken and all filings with governmental agencies shall have been made or taken and completed.

(3) Lender shall have received the initial $30,000 installment of its $360,000 commitment fee (the "Commitment Fee"), in immediately available funds, which fee, if not previously paid, shall be netted out of the first Advance on or subsequent to the execution of this Amendment. The remainder of such Commitment Fee shall be paid by Borrower in installments of $30,000 in each of the months of October, November and December of 1996 and January and February of 1997, and the then remaining unpaid balance of the Commitment Fee shall be paid by Borrower in March of 1997.

    G.   Representation by Counsel.  Borrower hereby acknowledges to Lender that
         -------------------------
it was represented by counsel during the course of the negotiation of this Amendment.

    H.   Separate Counterparts.  This Amendment may be executed by the parties
         ---------------------
hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

    I.   Ratification.  The terms and provisions set forth in this Amendment
         ------------
shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and except as expressly modified and superseded by this Amendment to the Loan Agreement, the Loan Agreement is ratified and confirmed in all respects and shall continue in full force and effect.

    WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                       ALL SEASONS RESORTS, INC.
                       Borrower


                       By: /s/ Robert M. Eckenroth
                          ------------------------------
                       Name:  Robert M. Eckenroth
                       Title:  Senior Vice President

                       Notice Address:

                       561 Highway 179
                       Sedona, Arizona  86336

                       Attention:  Chief Financial Officer

                       Telephone:  (520) 204-3424
                       Facsimile:  (520) 282-9428

                       with a copy to:

                       the Attention of Portfolio Manager

                       CONTITRADE SERVICES L.L.C.
                       Lender

                       By: /s/ Jerome M. Perelson
                          --------------------------------
                       Name:  Jerome M. Perelson
                       Title:  Authorized Signatory


                       By: /s/ Scott M. Mannes
                          --------------------------------
                       Name:  Scott M. Mannes
                       Title:  Authorized Signatory

                       Notice Address:

                       277 Park Avenue
                       New York, New York  10172
                       Attention:  Chief Counsel

                       Telephone:  (212) 207-2800
                       Facsimile:  (212) 207-2985

                      AMENDED AND RESTATED PROMISSORY NOTE

$40,000,000.00                                                New York, New York

                                                      Dated:  September 10, 1996


     FOR VALUE RECEIVED, the undersigned ALL SEASONS RESORTS, INC. having its principal place of business at 561 Highway 179, Sedona, Arizona ("Borrower"), promises to pay to the order of ContiTrade Services L.L.C., a Delaware limited liability company, with its principal office at 277 Park Avenue, New York, New York 10172 ("Lender"), at Lender's principal office or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of FORTY MILLION and 00/100 DOLLARS ($40,000,000.00) or the unpaid principal amount of each advance ("Advance") made by Lender to Borrower and recorded on the schedule attached hereto, whichever is less, plus interest, as provided herein.

     Borrower shall pay to Lender interest on each Advance from time to time outstanding at the rate per annum equal to that rate which is three percent (3.00%) in excess of LIBOR (as defined below). Such interest shall be due and payable monthly in arrears commencing on the first Distribution Date (as defined in the Loan Agreement) following the applicable date of an Advance and continuing on each Distribution Date until and including payment in full of the unpaid principal amount of such Advance plus accrued interest thereon. As used herein, the term "LIBOR" means, as of 11:00 a.m. London time on any date of
                  -----
determination, the London interbank offered rate for one-month United States dollar deposits as indicated on Telerate page 3750. If LIBOR cannot be so determined, then LIBOR shall mean the rate so quoted on such date and time by the Union Bank of Switzerland.

     With respect to each Advance, Borrower shall pay to Lender on each Distribution Date the Current Principal Amount (as defined in the Loan Agreement) and on any of (i) the date set forth as the "Advance Maturity Date" on the schedule attached hereto, (ii) ninety (90) days after the Advance Maturity Date or (iii) a date, after the Advance Maturity Date but prior to ninety (90) days after the Advance Maturity Date, provided Borrower has notified Lender of such date not less than five (5) days prior to such date, in full the outstanding principal amount of such Advance.

     All Advances made by Lender hereunder and all payments made on account of the principal hereof shall be recorded by Lender on the schedule attached to this Note and any such recordation shall constitute prima facie evidence of the
                                                    ----- -----
accuracy of the amount so recorded (provided that any failure by Lender to make any such notation on such schedule shall not affect the obligations of Borrower hereunder).

     If any amount due hereunder is not paid when due (whether at stated maturity, by acceleration or otherwise) or within any applicable grace period, to the extent permitted by applicable law, such amount shall thereafter bear interest payable on demand at a default interest rate of one month LIBOR plus 500 basis points.

     Interest shall be computed for the actual number of days elapsed on the basis of a 360-day year. In no event shall interest be chargeable or collectible hereunder in excess of the maximum lawful rate under applicable law.

     Borrower promises to pay the holder hereof all costs and expenses of collection of this Note and to pay all reasonable attorney's fees incurred in such collection or in any suit or action to collect this Note and any appeal thereof.

     The provisions of this Note shall inure to the benefit of Lender and its successors and assigns and be binding on Borrower and it successors and assigns. This Note shall in all respects by governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, performance and validity. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note. No failure or delays by Lender in the exercise of any power or right under this Note shall operate as a waiver thereof, and no exercised or waiver of any single power or right, or the partial exercise thereof, shall affect Lender's rights with respect to any and all other rights and powers.

     Borrower hereby irrevocably consents and submits to the nonexclusive jurisdiction and venue of any State or Federal Court sitting in New York County over any action or proceeding arising out of or relating to this Note or any document or instrument delivered in connection herewith, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such State or Federal Court. Borrower waives any objection to any action or proceeding in any State or Federal Court sitting in New York County on the basis of forum non conveniens. Borrower hereby waives the right to trial by jury, rights of set-off and rights to interpose counterclaims of any nature, except for compulsory counterclaims. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Borrower further agrees that any action or proceeding brought against Lender shall be brought only in any State or Federal Court sitting in New York County. Borrower further agrees that in Lender's discretion, it may serve legal process in any other manner permitted by law and may bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction.

     The unenforceability or invalidity of any provision or provisions of this Note shall not render any other provision or provisions herein contained unenforceable or invalid.

     This Note evidences Indebtedness incurred under the Loan and Security Agreement, dated as of July 13, 1995, as amended (the "Loan Agreement"), between Borrower and Lender to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Payment of this Note is secured by the Collateral (as defined in the Loan Agreement), and reference is hereby made to the Loan Agreement for a description of the Collateral and the nature and extent of the collateral security and the rights of the Lender in respect of such collateral security. Unless otherwise defined, terms used herein have the meanings provided in the Loan Agreement.

     This Note cannot be amended, modified or changed in any way except by a written instrument executed by both Borrower and Lender.

                       ALL SEASONS RESORTS, INC.


                       By: /s/ Robert M. Eckenroth
                          --------------------------
                       Name:  Robert M. Eckenroth
                       Title:  Senior Vice President

STATE OF  ARIZONA      )
         -----------
                       ) :ss
COUNTY OF   COCONINO   )
          ------------


     On this   12th   day of    September  , 1996, before me personally appeared
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Robert M. Eckenroth    to me known who, being duly sworn did depose and say that
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he/she is the    Senior Vice President    of  All Seasons Resorts, Inc., the
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corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal and that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                 /s/ Patricia Christy
                                 --------------------------------
                                 Notary Public